UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant ☒
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

INTELGENX TECHNOLOGIES CORP.
(Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement), if other than Registrant)

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INTELGENX TECHNOLOGIES CORP.

6420 Abrams
Ville St-Laurent, Quebec H4S 1Y2

March 24, 2022

Dear Shareholder:

You are cordially invited to attend the 2022 Annual Meeting of Shareholders (the "Meeting") of IntelGenx Technologies Corp. (the "Company"), which will be held at 11:00 a.m. Eastern Time, on Tuesday, May 10, 2022. Due to concerns regarding the COVID-19 pandemic and to assist in protecting the health and well-being of our shareholders, directors and employees, the Meeting will be held as a virtual meeting only. Shareholders wishing to attend the virtual Meeting online must register in advance at Register.proxypush.com/IGXT prior to the deadline of 5:00 p.m. Eastern Time on May 6, 2022. In order to attend the virtual Meeting shareholders will be required to enter the control number found on their proxy card or voting instruction form included in your proxy materials. Upon completing the shareholder registration, shareholders will receive further instructions via email, including unique links that will allow shareholders to attend the virtual Meeting and to vote online. Shareholders will be able to submit questions for the Meeting at the time of registration by using the box provided during the registration process only.

Details of the business to be conducted at the Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the Company's 2021 Annual Report. We encourage you to read the Annual Report, which includes information on the Company's operations, markets and products, as well as the Company's audited financial statements.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Therefore, I urge you to vote your shares as soon as possible. Instructions in the proxy card will tell you how to vote by internet, or by returning your proxy card by mail. The Proxy Statement explains more about proxy voting. Please read it carefully.

I look forward to meeting those of you who will be able to attend the virtual Meeting, and I appreciate your continued support of our Company.

Sincerely, /s/ Horst Zerbe Dr. Horst G. Zerbe Chairman, Chief Executive Officer

INTELGENX TECHNOLOGIES CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY MAY 10, 2022

To the Shareholders of IntelGenx Technologies Corp.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Shareholders (the "Meeting") of IntelGenx Technologies Corp., a Delaware corporation ("IntelGenx" or the "Company"), will be held on Tuesday, May 10, 2022 at 11:00 a.m. Eastern Time. Due to concerns regarding the COVID-19 pandemic and to assist in protecting the health, safety and well-being of our shareholders, directors and employees, the Meeting will be held as a virtual meeting only. Shareholders wishing to attend the virtual Meeting online must register in advance at Register.proxypush.com/IGXT prior to the deadline of 5:00 p.m. Eastern Time on May 6, 2022. In order to attend the virtual Meeting, shareholders will be required to enter the control number found on their proxy card or voting instruction form included in your proxy materials. Upon completing the shareholder registration, shareholders will receive further instructions via email, including unique links that will allow shareholders to access the meeting and vote online. Shareholders will be able to submit questions for the Meeting by using the box provided during the registration process only. You will not be able to attend the Meeting in person.

We encourage you to log into the Meeting at least 15 minutes prior to the commencement of the Meeting. You may begin to log into the Meeting Virtual Platform beginning at 10:45 a.m. Eastern Time on Tuesday May 10, 2022. The Meeting will begin promptly at 11:00 a.m. Eastern Time. If you encounter any difficulties with the Virtual Platform on the day of the Meeting, call the toll free number provided in your meeting access email. Support will be available starting at 10:00 a.m. Eastern Time on May 10, 2022 and will remain available until the Meeting has finished.

The Meeting is being held for the following purposes:

1. To elect eight directors to the Company's Board of Directors to serve until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified;

2. To ratify the appointment of Richter LLP as the Company's Independent Registered Public Accountants for the 2022 fiscal year;

3. To vote on a non-binding, advisory proposal to approve the compensation of the named executive officers;

4. To consider and, if deemed advisable, pass an ordinary resolution, approving amendments to the Company's 2016 Stock Option Plan and related matters; and

5. To consider and transact such other business as may properly come before the Meeting and any adjournments thereof.

The foregoing items are more fully described in the Proxy Statement, which is attached and made a part of this Notice.

The Company's Board of Directors has fixed the close of business on March 17, 2022 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Meeting and any adjournments thereof.

Dated: March 24, 2022	By Order of the Board of Directors, /s/ Ingrid Zerbe Ingrid Zerbe Corporate Secretary

PLEASE PROMPTLY VOTE OVER THE INTERNET AS DESCRIBED ON THE ENCLOSED PROXY CARD, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

It is desirable that as many shareholders as possible be represented, in person or by proxy, at the Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You have the power to revoke your proxy at any time before it is exercised, and the giving of a proxy will not affect your right to vote in person if you attend the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSALS 1-4 SET FORTH HEREIN.

TABLE OF CONTENTS

i

INTELGENX TECHNOLOGIES CORP.

6420 Abrams
Ville St-Laurent, Quebec H4S 1Y2

PROXY STATEMENT

2022 ANNUAL MEETING OF SHAREHOLDERS

May 10, 2022

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of IntelGenx Technologies Corp. (the "Company") for use at the Company's Annual Meeting of Shareholders to be held virtually on Tuesday, May 10, 2022, and at any adjournment thereof (the "Meeting"). Further, solicitation of proxies may be made personally, by post or by telephone by regularly employed officers (each an "Officer" and collectively, the "Officers") and other employees of the Company, who will receive no additional compensation for such solicitation.

Only shareholders of record (each a "Shareholder" and collectively, the "Shareholders") at the close of business on March 17, 2022 (the "Record Date") are entitled to vote at the Meeting. As of the Record Date, there were 154,651,290 issued and outstanding shares of the Company's common stock (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting. All properly executed, unrevoked proxies on the enclosed form of proxy that are received in time will be voted in accordance with such Shareholder's instructions and, unless contrary directions are given, will be voted "FOR" each of the four proposals described herein (each a "Proposal" and collectively the "Proposals"). Anyone giving a proxy may revoke it at any time before it is exercised by giving the Board written notice of the revocation, by submitting a proxy bearing a later date or by attending and voting at the virtual Meeting.

If a Shareholder attends and votes at the virtual meeting, they will be considered to have attended and voted "in person." The presence in person at the virtual meeting or by properly executed proxy of holders representing one third of the issued and outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Assuming a quorum is present at the Meeting, and the approval of directors of the Board (each a "Director" and collectively, the "Directors"), Proposals 1 through 3 presented herein require the approval of a majority of the votes cast by shareholders entitled to vote and present in person or represented by proxy at the Meeting. Approval of Proposal 4 presented herein requires the approval of a majority of the votes cast by shareholders entitled to vote and present in person or represented by proxy at the Meeting, excluding votes attached to 10,816,230 shares of Common Stock held directly or indirectly by insiders of the Company that are eligible to participate in the 2022 Amended and Restated Stock Option Plan (the "SOP") and their associates.  A majority of votes cast means that the number of votes cast "FOR" a matter exceeds the number of votes cast "AGAINST" that matter. Votes cast by proxy or in person at the virtual Meeting will be tabulated by our transfer agent, Philadelphia Stock Transfer, Inc., which will act as inspector of elections and which will determine whether or not a quorum is present. Shares of Common Stock represented by proxies that are marked "abstain" will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either "for" or "against" Proposals 1, 2, 3 and 4 in tabulations of the votes cast on these proposals.

The Board has adopted and approved each of the Proposals set forth herein and recommends that the Company's Shareholders vote "FOR" Proposals 1, 2, 3 and 4.

Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the "2021 Fiscal Year"), including the audited financial statements set forth therein, which is incorporated by reference into this Proxy Statement and made a part hereof, are being mailed or sent electronically concurrently herewith to all Shareholders of record at the close of business on March 17, 2022.

This Proxy Statement, the accompanying Notice of Meeting and the form of proxy have been first mailed to the Shareholders on or about March 29, 2022.

The date of this Proxy Statement is March 24, 2022

INSTRUCTIONS FOR THE VIRTUAL MEETING

The Meeting will be in a completely virtual format and will be conducted by way of a live audio webcast through the Virtual Platform. There will be no physical Meeting location.

How to Attend

You are entitled to attend and participate in the Meeting if you were a shareholder as of the close of business on March 17, 2022, the record date, or hold a valid proxy for the meeting. In order to attend the Meeting, you must register in advance at https://register.proxypush.com/IGXT prior to the deadline of May 6, 2022 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Meeting and will permit you to submit questions at the time of registration. The meeting webcast will begin promptly at 11:00 a.m. Eastern Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures.

If you hold your shares of Common Stock as a record holder (that is, your shares are in your name), you can register to attend the Meeting at https://register.proxypush.com/IGXT by using the control number found on your proxy card. If you hold your shares in "street name" (that is, your shares are held of record by a broker, bank or other nominee), you will receive a control number from your broker, bank or other nominee which you can use to register at https://register.proxypush.com/IGXT. In either case, once you have registered to attend, you will receive further instructions via email, including your unique links that will allow you access to the Meeting and will permit you to submit questions at the time of registration. If you hold your shares of Common Stock as a record holder, you will be able to vote your shares at the Meeting provided you register in a timely basis. However, if you hold your shares in "street name," in order to vote your shares at the meeting you will need to follow the procedures set forth in the section below "Voting at the Meeting."

Voting at the Meeting

To vote at the Meeting, you must register in advance at https://register.proxypush.com/IGXT prior to the deadline of May 6, 2022 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Meeting. If you are a shareholder of record, you can vote at the virtual Meeting by accessing the meeting website and entering the control number found on your proxy card and following the instructions on the website for voting at the Meeting.

If your shares are registered in the name of your broker, bank or other agent, you are the "beneficial owner" of those shares and those shares are considered as held in "street name." If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, in order to vote in person at the virtual Meeting, you must, in addition to registering in advance at https://register.proxypush.com/IGXT, obtain a valid legal proxy from your broker, bank or other agent and then register to vote at the Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank, to request a legal proxy form. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to vote at the Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to alamb@philadelphiastocktransfer.com. You may also mail or fax proof of your legal proxy to:

Philadelphia Stock Transfer, Inc.,
Attn: Angela L. Lamb
2320 Haverford Rd., Suite 230
Ardmore, PA 19003
Fax: (484) 416-3597

Requests for registration must be labeled as "Legal Proxy" and be received no later than May 6, 2022. You will receive a confirmation of your registration by email after we receive your registration materials, including instructions for voting at the Meeting.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1. WHAT IS A PROXY?

It is your legal designation of another person to vote the Common Stock that you own. That other person is called a "proxy." If you designate someone as your proxy in a written document, that document is also called a "proxy" or a "proxy card." Each of Dr. Horst G. Zerbe, Chairman of the Board and Chief Executive Officer, and Andre Godin, President and Chief Financial Officer, has been designated as a proxy for the Meeting.

2. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the Meeting is March 17, 2022. The record date is established by the Company as required by the Delaware General Corporation Law and our Bylaws. Shareholders (registered shareholders and street name holders) at the close of business on the Record Date are entitled to:

(a) receive notice of the Meeting; and

(b)  vote at the Meeting and any adjournments or postponements of the Meeting.

3. WHAT IS THE DIFFERENCE BETWEEN A REGISTERED SHAREHOLDER AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of Common Stock are registered in your name on the books and records of our transfer agent, you are a registered Shareholder.

If your shares of Common Stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 15 below describes brokers' discretionary voting authority and when your bank or broker is permitted to vote your shares of Common Stock without instructions from you.

4. WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a) Vote by Internet:

All Shareholders can vote by Internet as instructed on the proxy card.

(b)  In Writing:

All Shareholders can vote by mailing in their completed proxy card (in the case of registered shareholders) or their completed vote instruction form (in the case of street name holders).

(c)  At the virtual Meeting:

All Shareholders may vote online at the virtual Meeting (unless they are street name holders without a legal proxy).

5. HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the Meeting by:

(a) giving written notice to our Corporate Secretary;

(b) delivering a later-dated proxy; or

(c) voting at the virtual Meeting.

6. WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?

When voting on the election of director nominees to serve until the 2023 Annual Meeting of Shareholders, Shareholders may:

(a) vote "FOR" a specific nominee;

(b) vote "AGAINST" a specific nominee; or

(b) "ABSTAIN" from voting as to a specific nominee.

In accordance with our Bylaws and the Delaware General Corporation Law, directors will be elected if  a majority of the votes cast at the Meeting are "FOR" a nominee's election at the Meeting; provided, however, that, if the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of the votes of the shares of Common Stock represented in person or by proxy at any meeting of shareholders held to elect directors and entitled to vote on such election of directors. A majority of votes cast means that the number of votes cast "FOR" a director's election exceeds the number of votes cast "AGAINST" that director's election (with abstentions and broker non-votes not counted as a vote cast either "FOR" or "AGAINST" that director's election). Our Board recommends a vote "FOR" all of the nominees.

7. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF RICHTER LLP, AND WHAT VOTE IS REQUIRED TO RATIFY ITS SELECTION?

When voting on the ratification of the selection of Richter LLP as our independent registered public accounting firm, Shareholders may:

(a)  vote "FOR" the ratification;

(b) vote "AGAINST" the ratification; or

(c) "ABSTAIN" from voting on the ratification.

The selection of Richter LLP as our independent registered public accounting firm will be ratified if a majority of the votes cast at the Meeting are "FOR" the proposal. Our Board recommends a vote "FOR" this proposal.

8. WHAT ARE THE VOTING CHOICES WHEN VOTING TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY, NON-BINDING BASIS, AND WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?

When voting to approve the compensation of our named executive officers on an advisory, non-binding basis, Shareholders may:

(a) vote "FOR" the approval of named executive officer compensation;

(b) vote "AGAINST" the approval of named executive officer compensation; or

(c) "ABSTAIN" from voting on the approval of named executive officer compensation.

The compensation for our named executive officers will be approved, on an advisory, non-binding basis, if a majority of the votes cast at the Meeting are "FOR" the proposal. Our Board recommends a vote "FOR" this proposal.

9. WHAT ARE THE VOTING CHOICES WHEN VOTING TO PASS AN ORDINARY RESOLUTION, APPROVING THE 2022 AMENDMENT RESOLUTION (AS DEFINED IN PROPOSAL 4), AND WHAT VOTE IS NEEDED TO APPROVE THE 2022 AMENDMENT RESOLUTION?

(a) vote "FOR" passing the resolution approving the 2022 AMENDMENT RESOLUTION;

(b) vote "AGAINST" passing the resolution approving the 2022 AMENDMENT RESOLUTION; or

(c) "ABSTAIN" passing the resolution approving the 2022 AMENDMENT RESOLUTION.

The resolution approving the 2022 Amendment Resolution will be approved if a majority of the votes cast at the Meeting, excluding votes attached to 10,816,230 shares of Common Stock held directly or indirectly by insiders of the Corporation that are eligible to participate in the SOP and their associates, are "FOR" the proposal.

Our Board recommends a vote "FOR" this proposal

9. WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on March 17, 2022. Each share of our Common Stock is entitled to one (1) vote.

10. WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that your shares are registered differently or that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent for the Proxy Service is Philadelphia Stock Transfer, Inc. 2320 Haverford Rd., Suite 230, Ardmore, PA 19003, Tel. 484-416-3124.

11. WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If your shares are registered in your name, they will not be voted unless you submit your proxy card, or vote in person at the Meeting. If your shares are held in street name, see "What is a Broker Non-Vote?" below regarding the ability of banks, brokerage firms or other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion, under some circumstances.

12. WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned or submitted by e-mail will be voted "FOR" the election of all director nominees, "FOR" the proposal to ratify the selection of Richter LLP, "FOR" the compensation of named executive officers and "FOR" the proposal to pass an ordinary resolution approving the 2022 Amendment Resolution.

13. WHAT IS A BROKER NON-VOTE?

If you are the beneficial owner of shares held in street name, you should instruct the organization which holds your shares how to vote your shares. If you do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

At the Meeting, the election of directors, the advisory vote on executive compensation and the vote on approving the 2022 Amendment Resolution are "non-routine" matters and the ratification of the auditors is a "routine" matter. For additional information on the impact of broker non-votes, see Question 15 below.

14. WHAT IS AN ABSTENTION?

An abstention is a Shareholder's affirmative choice to decline to vote on a proposal. Under applicable rules, abstentions will not be included in the vote totals and will not affect the outcome of the vote on Proposals 1-4.

15. WHAT IS THE EFFECT OF BROKER NON-VOTES AND ABSTENTIONS?

On Proposal 1 (election of directors), broker non-votes and abstentions will not be included in vote totals and will not affect the outcome of the vote.

On Proposal 2 (ratification of auditors), abstentions will not be included in vote totals and will not affect the outcome of the vote.

On Proposal 3 (advisory vote on executive compensation), broker non-votes and abstentions will not be included in vote totals and will not affect the outcome of the vote.

On Proposal 4 (approving the 2022 Amendment Resolution), broker non-votes and abstentions will not be included in vote totals and will not affect the outcome of the vote.

16. HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

To hold the Meeting and conduct business, one third of our issued and outstanding shares of Common Stock entitled to vote as of March 17, 2022 must be present or represented by proxy at the Meeting. As of the date of this Notice of Annual Meeting and Proxy Statement, 154,651,290 shares of our Common Stock were issued and outstanding and entitled to vote. Shares representing one third of our Common Stock must be present. This is called a "quorum."

Votes are counted as present at the Meeting if the Shareholder either:

(a) attends and votes at the virtual Meeting; or

(b) has properly voted by internet or submitted a proxy card.

17. WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

We will announce preliminary voting results at the Meeting and publish final results on a current report filed on Form 8-K within four business days of the end of the Meeting and by issuing a press release.

18. UNDER WHAT CIRCUMSTANCES WOULD THE MEETING BE ADJOURNED?

The Meeting may be adjourned in the absence of a quorum for the purpose of obtaining a quorum. In the event that the necessary quorum to transact business, the chairman of the Meeting may adjourn the Meeting with respect to the proposals, or the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to such proposals.

Any adjournment may be made without notice, other than by an announcement made at the Meeting, by the affirmative vote of a majority of the voting shares present in person or by properly executed proxy at the Meeting.

19. WHO CAN HELP ANSWER YOUR QUESTIONS

If you have any questions about any of the proposals to be presented at the Meeting or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, you should contact:

INTELGENX TECHNOLOGIES CORP.
6420 Abrams
Ville St-Laurent, Quebec H4S 1Y2
Telephone: 514-331-7440
Facsimile: 514-331-0436
Email: ingrid@intelgenx.com
Attention: Ingrid Zerbe

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO
BE HELD ON MAY 10, 2022:
This proxy statement and the Annual Report
on Form 10-K for the fiscal year ended
December 31, 2021 are available at
www.pstvote.com/intelgenx2022

PROPOSAL 1

ELECTION OF DIRECTORS

General

Eight Directors are to be elected to our Board at the Meeting to hold office until the next Annual Meeting of Shareholders of the Company or until their successors are elected. Assuming a quorum is present, the eight nominees receiving a majority of the votes cast in favor of such nominee's election at the Meeting will be elected as Directors of the Company until the next Annual Meeting of Shareholders of the Company or until their successors are elected. Unless marked otherwise, proxies received will be voted "FOR" the election of the nominees named below. The following pages set forth certain information concerning the nominees for election as Directors. Five of the Directors have been previously elected by our Shareholders.

In the event the nominees are unable or unwilling to serve as Directors at the time of the Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced pursuant to an action by the Board in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

In the event a nominee is not elected by at least a majority of the votes cast by Shareholders with respect to his or her election in accordance with the Company's Bylaws, the director nominee will be considered by the Board not to have received the support of the Shareholders, even though elected as a matter of corporate law. Such nominee must immediately submit his or her resignation to the Board, effective on acceptance by the Board. The Board will make a determination on the director's tendered resignation in accordance with the Director Resignation Policy described under "Majority Voting Policy and Director Resignation Policy."

Shareholder Vote Required

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL 1 TO ELECT THE NOMINEES LISTED BELOW TO THE BOARD.

Listed below are the nominees for Directors, with information showing the principal occupation or employment of such nominees, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees' business experience during the past ten years. Such information has been furnished to us by the Director nominees:

Name	Director since
Horst G. Zerbe, Ph.D.	2006
J. Bernard Boudreau	2006
Bernd J. Melchers	2009
Clemens Mayr	2015
Mark Nawacki	2016
Frank Stegert	2021
Srinivas Rao, Ph.D.	2021
Monika Trzcinska Ph.D.	N/A

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as of March 23, 2022 concerning the Company's Directors and Officers. The biographies of each of the Director nominees below contain information regarding the individual's service as a Director, business experience, director positions held currently or at any time during the last ten years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as our Director.

Name	Age	Position	Position since
Dr. Horst G. Zerbe(3)	75	Chief Executive Officer	May 2019
		President and Chief Executive Officer,	April 2006 (except January to July 2014)
		Chairman of the Board	April 2006
Andre Godin	59	President and Chief Financial Officer	May 2019
		Executive Vice President and Chief Financial Officer	August 2015
Nadine Paiement(4)	45	Vice President, Research and Development	January 2016
		Director, Research and Development	June 2005
Dr. Dana Matzen(4)	44	Vice President, Business and Corporate Development	March 2016
Rodolphe Obeid(4)	42	Vice President, Operations	February 2019
Tommy Kenny(4)	35	Vice President, IP and Legal Affairs, General Counsel	January 2021
J. Bernard Boudreau(2) (3)	77	Director	June 2006
		Vice Chairman	March 2014
Bernd J. Melchers(1) (3)	70	Director	April 2009
John Marinucci(1) (2) (6)	65	Director	August 2010
Clemens Mayr(2) (3)	53	Director	August 2015
Mark Nawacki (1) (3) (2)	53	Director	August 2016
Frank Stegert(3)	39	Director	August 2021
Srinivas Rao(2)	53	Director	August 2021
Ingrid Zerbe(5)	67	Corporate Secretary	April 2006

Footnotes:

(1) Audit Committee member

(2) Compensation Committee member

(3) Corporate Governance and Nomination Committee

(4) VP of Canadian subsidiary IntelGenx Corp.

(5) Director of Canadian subsidiary IntelGenx Corp.

(6) Mr. Marinucci is not standing for re-election at the Meeting.

All Directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. Officers are appointed annually by the Board and each executive officer serves at the discretion of the Board.

Horst G. Zerbe, Ph.D.

Dr. Zerbe (75) is the founder of IntelGenx Corp. and has been the Chief Executive Officer, and Chairman of IntelGenx Technologies Corp. since April 2006. In addition, Dr. Zerbe has served as the Chief Executive Officer and Director of IntelGenx Corp., our Canadian Subsidiary, since 2005. He also served as President of both entities until May 2019. Dr. Zerbe retired from his positions as President and Chief Executive Officer on January 1, 2014, and at the request of the Board was re-appointed as President and CEO effective July 15, 2014.

Dr. Zerbe has more than 35 years' experience in the pharmaceutical industry. He started his career at Schwarz Pharma and subsequently at 3M Pharmaceuticals in Germany. From 1998 to 2005, he served as the President of Smartrix Technologies Inc. in Montreal; prior thereto, from 1994 to 1998, he served as Vice President of R&D and Technology Transfer at LTS Lohmann Therapy Systems in West Caldwell, NJ. During his assignments at 3M and LTS, he gained considerable experience in the technology transfer and commercial manufacturing of transdermal as well as oral film products. Dr. Zerbe has extensive executive level experience, and has been responsible for many strategic and business initiatives. Dr. Zerbe has been involved in new drug development and the acquisition and disposition of new drug candidates and other technology, licensing and distribution matters that are likely to affect our company's own business efforts. He has published numerous scientific papers in recognized journals and holds over 30 patents.

Dr. Zerbe holds a German State Examination (Staatsexamen) and a Ph.D. in Medicinal Chemistry from the University of Marburg, Germany.

Dr. Zerbe is married to Ingrid Zerbe, our Corporate Secretary.

In nominating Dr. Zerbe to serve as a director, the Board considered both Dr. Zerbe's length and breadth of industry-specific technical and business experience, and his role as founder and Chief Executive Officer of our Subsidiary, IntelGenx Corp. Dr. Zerbe was responsible for developing the vision for our company and identifying many of our current partner relationships. The Board continues to believe that his experience is a strong asset as our company encounters challenges similar to those Dr. Zerbe has been involved with at ours and other companies.

Andre Godin, CPA, CA.

Mr. Godin (59) has been our President and Chief Financial Officer since May 8, 2019. Previously, he served as our Executive Vice President and Chief Financial Officer from August 2015. Mr. Godin has more than 25 years' experience in the Biotech/Pharma industry. Most recently, from April 2014 to April 2015, he served as Interim CEO and CFO of Neptune Technologies and Bioresources Inc. and both of its subsidiaries Acasti and NeuroBioPharm. He started with Neptune in April of 2003 as Vice President, Administration and Finance and was named its CFO in 2008. Prior to joining Neptune, Mr. Godin was President of a dietary supplement corporation and a corporate controller for a pharmaceutical corporation in OTC products. Mr. Godin holds a Bachelor of Business Administration degree from the University of Quebec in Montreal.

Nadine Paiement, M.Sc.

Ms. Paiement (45) has been Vice President, Research and Development at IntelGenx Corp. since January 2016. Nadine Paiement has over 10 years of experience in pharmaceutical research and development. She has been with IntelGenx since June of 2005, where she advanced in different positions including her most recent position as Senior Director, Research and Development. Prior to joining IntelGenx, from 1999 to 2005 Ms. Paiement worked as Formulation Scientist for Smartrix Technologies.

Nadine Paiement holds a M.Sc. degree in Polymer Chemistry from Sherbrooke University, Montreal, Quebec. She is co-inventor of IntelGenx's platform technology and contributed to multiple patents and pending patent applications.

Dana Matzen, Ph.D.

Dr. Matzen (44) has been Vice President, Business and Corporate Development at IntelGenx Corp. since September 2016 and our Vice President of Business Development since March 2016. Most recently, from May 2010 to March 2016, Dr. Matzen was Director, Business Development at Paladin Labs, an Endo International company, based in Montreal, Canada. During her time at Paladin, Dr. Matzen was responsible for in-licensing business opportunities for Canada, Africa and Latin America. In addition, Dr. Matzen was in charge of overseeing strategic initiatives for Paladin's international out-licensing business including alliance management of over 15 existing partners worldwide. More recently, Dr. Matzen joined the Marketing Team and led the successful launch of Iclusig in Canada.

Prior to joining Paladin, from September 2008 to May 2010, Dr. Matzen was Life Science Specialist at L.E.K. Consulting in London, UK and Los Angeles, U.S. From October 2006 to August 2008, Dr. Matzen was a Postdoctoral Scholar at UCSF focusing on cellular and molecular pharmacology. Dr. Matzen has published several peer-reviewed articles that have been referenced in over 100 publications and was awarded with the Genentech Foundation Postdoctoral Fellowship for outstanding research.

Dr. Matzen holds a Ph.D. in Microbiology and Genetics from the University of Vienna (Max F. Perutz Laboratories) and her Masters in Nutritional Economics from the University Kiel, Germany.

Rodolphe Obeid, Ph.D.

Dr. Obeid (42) has been Vice President, Operations of IntelGenx Corp. since February 2019. Dr. Obeid is an expert in drug delivery systems and polymeric assemblies, with a particular emphasis on oral film manufacturing processes and lean manufacturing practices. Since joining IntelGenx Corp. in June 2013, he has held a number of progressive management positions at the Company. Most recently, he served as IntelGenx' Senior Director of Operations, with responsibility for the direction, strategy, planning and execution of IntelGenx' manufacturing operations. Prior to joining IntelGenx Corp., from June 2011 to May 2013, Dr. Obeid was a postdoctoral industrial R&D fellow (NSERC) at the Faculty of Veterinary Medicine of University of Montreal. Before that, from September 2009 to May 2011, Dr. Obeid was a NIH (National Institutes of Health) postdoctoral Scholar at the University of Alabama in collaboration with Massachusetts Institute of Technology (MIT).

Dr. Obeid holds a Ph.D. in polymer chemistry (Polymeric Assemblies and Biocolloids) from the University of Montreal and two Masters in polymer science and chemical engineering from the University of Strasbourg. Dr. Obeid is the co-inventor of several issued and pending patents, and has published numerous scientific articles in recognized international journals and conferences.

Tommy Kenny, J.D., LL.B, M.Sc.

Mr. Kenny (35) has been Vice President, Intellectual Property and Legal Affairs, General Counsel of IntelGenx Corp., since January 2021. He has been with IntelGenx since 2016, where he advanced in different positions including his most recent position as Director of Intellectual Property and Legal Affairs. In his new role, Mr. Kenny will continue to oversee IntelGenx' legal activities, including intellectual property management and cannabis -related matters.

Prior to joining IntelGenx in October 2016, from May 2012 to October 2016, Mr. Kenny was an associate at Brouillette & Partners LLP, a Montreal intellectual property boutique law firm, where he advised clients on various intellectual property and commercial matters. From 2009 to 2013 Mr. Kenney was a student of law as well as chemistry at the University of Sherbrooke.

Mr. Kenny holds a JD in common law from the University of Montreal, a LLB in civil law and a M.Sc. in chemistry from the University of Sherbrooke and a B.Sc. with honors in chemistry from Bishop's University.

J. Bernard Boudreau, QC, PC

Mr. Boudreau (77) has been a director of IntelGenx Technologies Corp. since June 2006 and Vice Chairman of the Board since March 4, 2014. From 2005 to 2008, Mr. Boudreau served as the Vice-President of Pharmeng International Inc., a pharmaceutical manufacturing and consulting company listed on the Toronto Stock Exchange. Since 2001, he has been President and CEO of Radcliffe Consulting and Investment Limited, a private consulting firm located in Halifax, N.S. From 2010 to 2013 he served on the board of directors at Pillar5 Pharma, a privately owned Canadian Company, which was also previously one of our manufacturing partners. Mr. Boudreau has also served on the board of directors of a number of public and private companies, including Export Development Canada and the Bank of Canada.

Mr. Boudreau has a distinguished record as a lawyer, businessman and public figure. His litigation experience includes successful appearances at every level of the judicial system in Nova Scotia. He was appointed as Queen's Counsel in 1985. Mr. Boudreau was first elected to the provincial legislature of Nova Scotia in 1988. He served as Chair of the Public Accounts Committee and opposition critic for Finance and Economic Development. In 1993, he was re-elected as a member of government and held responsibilities as Minister of Finance, Minister of Health, Chair of the Cabinet Priorities and Planning Committee. Mr. Boudreau served as Government Leader in the Senate of Canada and Member of the federal Cabinet between 1999 and 2001.

In deciding to nominate Mr. Boudreau, our Board considered his service as a director for a number of public and private companies and his broad experience with governance issues facing public companies. The Board also believes his extensive business and legal experience both inside and outside of our industry help him bring technical and non-technical perspectives when handling matters arising before the Board.

Bernd J. Melchers, B.A.

Mr. Melchers (70) has been a director of IntelGenx Technologies Corp. since April 2009. From January 2001 until his retirement in December 2004, Mr. Melchers was Managing Director of 3M Dyneon Holding GmbH, Germany and Global Chief Financial Officer of the world wide operating 3M Dyneon Group, a subsidiary of 3M Corporation headquartered in Minnesota. From July 1995 to December 2000, he was European Controller of 3M Medical Markets Europe in Brussels, Belgium. Prior to this, he held various senior Financial Manager positions at the Medical-Surgical Division of 3M in St. Paul, Minnesota, at 3M Health Care Products, Germany, and at 3M Pharmaceutical Products, Germany.

In deciding to nominate Mr. Melchers, the Board considered his 30-years' experience within the pharmaceutical and health care industry, together with his extensive hands-on international experience in corporate financial management. The Board also considered his extensive operational and financial expertise, as well as his track record and achievements in global financial management positons of pharmaceutical, medical and specialty chemical businesses.

Clemens Mayr

Mr. Mayr (53) has been a Director of IntelGenx Technologies Corp. since August 2015. Since 2006, he has been a partner of McCarthy Tétrault LLP, a leading Canadian national law firm. Prior thereto, Mr. Mayr was partner with Ogilvy Renault LLP from 1999 to 2006 and lawyer at this firm from 1997 to 1999. He practices in the areas of securities and corporate law, particularly in domestic and cross-border mergers and acquisitions, take-over bids and public financings, and has been involved in numerous mergers, acquisitions and financings. In the course of his practice, he has advised corporations and boards in numerous industries, including in the life-sciences and technology sectors.

Mr. Mayr was born in Innsbruck, Austria. He received his LLB in civil law from the University of Montreal in 1990 and was called to the Quebec bar in 1991.

Since February 2017, McCarthy Tétrault LLP has been acting as the Company's outside Canadian legal counsel.

In deciding to nominate Mr. Mayr, the Board considered his strong background and experience in corporate governance, M&A and capital markets. Mr. Mayr is uniquely qualified to provide guidance to the Company's executive management in the execution of its growth strategy.

Mark Nawacki, CPA, CA

Mr. Nawacki (53) has been a Director of IntelGenx Technologies Corp. since August 2016. Prior to his appointment, from February to July 2016, Mr. Nawacki was a member of the Scientific Advisory Board of IntelGenx Corp, which provides advice to the Company's management team. Since February 2015, Mark Nawacki is the President and CEO of Searchlight Pharma Inc., a Canadian-based private specialty pharmaceutical company focused on the acquisition and commercialization of innovative and unique healthcare and pharmaceutical products. He is also a director of Searchlight Pharma Inc. Prior to joining Searchlight Pharma, from September 2003 to September 2014, Mr. Nawacki served as Executive Vice President, Business and Corporate Development of Paladin Labs, where he spent over 11 years building out the Company's commercial and geographic footprint. Over the course of his 11-year tenure at Paladin, Mr. Nawacki helped shape the therapeutic focus of Paladin's Canadian business via licensing and acquisitions, and built Paladin's international expansion and emerging markets strategy.

Mr. Nawacki holds a BA in International Relations and Russian and East European Studies from the University of Toronto (Trinity) and an MBA also from the University of Toronto, and is a Canadian-designated CPA. He is a past member of the Board of Trustees of the Licensing Executive Society (USA & Canada) and is a former President and Board Member of the Canadian Healthcare Licensing Association. He also currently serves as Chairman of the Board of Kane Biotech Inc., a Canadian Company publicly traded on the TSX Venture Exchange.

In deciding to nominate Mr. Nawacki, the Board considered his executive management experience and his various board positions, as well as his scientific expertise, his life sciences industry experience, his business development experience and licensing transactional experience.

Frank Stegert

Frank Stegert (39) has been a director of IntelGenx Technologies Corp. since August 2021. Mr. Stegert currently works as Vice President, Investment Management & Operations at ATAI Life Sciences AG ("atai"), having joined the company in September 2020. Prior to joining atai, Mr. Stegert was a Senior Vice President and the Head of Fund Banking at Deutsche Handelsbank AG, a privately owned German company, from January 2019 to June 2020, where he was responsible for Strategy and Business Development focusing on Growth Financing for fast-growing technology companies as well as investment funds. From January 2014 to June 2018, he was a Co-founder and Managing Director at 99chairs GmbH, a privately owned German platform business in the prop-tech industry where he oversaw finance, investor relations, business development, project management, and purchasing. Mr. Stegert started his professional career by gaining experience from several industry leaders including McKinsey, BMW AG, BASF SE, Bilfinger SE, Metro AG and Siemens AG.

Mr. Stegert studied Math, Economics, and Mechanical Engineering at the Technical University of Munich (TUM). He holds a B.Sc. in Technology and Management and is an alumnus of the entrepreneurial scholarship program Manage&More by UnternehmerTUM - the center for innovation and start-ups at TUM.

Mr. Stegert became a Director pursuant to the Purchaser Rights Agreement between atai and IntelGenx Technologies Corp., dated March 14, 2021 (the "Purchaser Rights Agreement").

In deciding to nominate Mr. Stegert, the Board considered his executive management expertise as well as his background in finance and business development, particularly his experience working with fast-growing businesses.

Srinivas Rao, Ph.D. M.D.

Dr. Rao (53) has been a director of IntelGenx Technologies Corp. since August 2021. Dr. Rao is Co-Founder and Chief Scientific Officer at atai, having joined the company in April 2019. He also serves as Chief Executive Officer of EntheogeniX Biosciences, Inc. since November 2019, Chief Executive Officer of Kures, Inc. since November 2019, and Chief Medical Officer of GABA Therapeutics, Inc. since August 2019, all of which are privately owned United States companies. Prior to joining atai, Dr. Rao was the Chief Medical Officer at Axial Biotherapeutics, Inc., a privately owned United States company, from August 2017 to March 2019 and the Chief Medical Officer at Depomed, Inc., a publicly traded company listed on the Nasdaq stock exchange, from July 2014 to July 2017. Furthermore, he served as Executive Vice President and Head of Neuroscience at Travere Therapeutics (formerly named Retrophin), a publicly traded company listed on the Nasdaq stock exchange, from December 2013 to March 2014 and Chief Executive Officer at Kyalin Biosciences Inc., a privately owned United States company that was later acquired by Travere Therapeutics, from October 2011 to December 2013. He has held leadership positions at a number of biotechnology companies, including Kalyra Pharmaceuticals, Avelas Biosciences, Sova Pharmaceuticals, ReVision Therapeutics and Cypress Bioscience, Inc.

Dr. Rao received his Ph.D. in Neuropharmacology, his M.D. in Internal Medicine, his M.S. in Electrical Engineering and his B.Sc in Electrical Engineering from Yale University. Furthermore, Dr. Rao has worked as a consultant for Simons Foundation Autism Research Initiative since June 2011.

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Dr. Rao became a Director pursuant to the Purchaser Rights Agreement.

In deciding to nominate Dr. Rao, the Board considered his over 19 years of professional experience in the pharmaceutical and biotechnology industries. During this time, Dr. Rao gained deep knowledge about the industry through his various executive positions at companies ranging from venture-backed start-ups to vertically-integrated, publicly traded pharmaceutical companies.

Monika Trzcinska, Ph.D

Dr. Trzcinska (55) was nominated as a Director of IntelGenx Technologies Corp. by the Board. Since January 2018, Dr. Trzcinska has been the Partner and co-founder of Bluestar BioAdvisors, LLC, a New York-based boutique, client-centered strategic consulting firm that services companies in the life science industry.

Dr. Trzcinska has more than 20 years of experience in consulting and business development, with broad experience in the life sciences.  Prior to her positions with Bluestar BioAdvisors, LLC, from May 2013 to December 2017 she served as a Managing Director and Vice President of Professional Services at Torreya Insights, a life science consulting firm affiliated with Torreya Partners.  Prior to these roles she was Director, Business Development at Repligen, Strategic Marketing and Business Development Manager at Sigma-Aldrich and Cyprotex/Apredica, as well as Assistant Editor at Incyte Genomics. Dr. Trzcinska also worked as a researcher and a lecturer at Boston University and Northeastern University in Boston, Massachusetts.

Dr. Trzcinska received her Ph.D. in Experimental Psychology/Neuroscience from University of Ottawa and a B.Sc in Biology and Psychology from Concordia University, Montreal.

In deciding to nominate Dr. Trzcinska, the Board considered the breadth of her life science industry experience, her consulting and business development experience, as well as her scientific expertise. In addition, the Board believed that adding a female director would promote board-level diversity and the decision to do so was aligned with current best practices in corporate governance.

Ingrid Zerbe

Mrs. Zerbe (67) is our Corporate Secretary since 2006. Mrs. Zerbe is the founder of IntelGenx Corp., our Canadian Subsidiary. She served as the President of IntelGenx Corp, from its incorporation in June 2003 until December 2005. She has been a Director of the subsidiary since its incorporation in June 2003 and a Director of the parent company from April 2006 until August 2006. Mrs. Zerbe was the Director, Finance and Administration of IntelGenx Corp. from 2003 to 2016. She holds a bachelor degree in economics from a business school in Bottrop, Germany, and a bachelor degree in social sciences from the University of Dortmund, Germany.

Mrs. Zerbe is married to Dr. Horst G. Zerbe, who is our Chief Executive Officer and Chairman of the Board.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board is responsible for overseeing the business and affairs of the Company. Directors are kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in regular quarterly and special meetings of the Board and its committees.

The Charter of the Board is posted on our website at http://www.intelgenx.com.

The Board is currently comprised of Dr. Horst G. Zerbe, who serves as our Chairman and seven directors, four of which are independent. Dr. Zerbe is also our Chief Executive Officer. We believe, because of the size of our Company, that the Company, like many U.S. companies, is currently best served by having one person serve as both Chief Executive Officer and Chairman of the Board. The Board believes that through this leadership structure, Dr. Zerbe is able to draw on his intimate knowledge of the daily operations of the Company and its relationships with partners, customers and employees to provide the Board with leadership in setting its agenda and properly focusing its discussions. As the individual with primary responsibility for managing our day-to-day operations, Dr. Zerbe is also best-positioned to chair regular Board meetings and ensure that key business issues are brought to the Board's attention. The combined role as Chairman and Chief Executive Officer also ensures that the Company presents its message and strategy to shareholders, partners, customers, employees and other stakeholders with a unified, single voice.

In 2014 the Board created the position of Vice Chairman, who serves as the independent Lead Director. The role of Lead Director is to facilitate the functioning of the Board, to help ensure that appropriate processes are followed, to assist in fostering and seeking input of independent directors, and to ensure independent director participation in all Board decisions.

The Lead Director ensures that the Board's relationship with management functions effectively and furthers the best interest of the Company, including working with the committees appointed by the Board to ensure they have the proper structure and appropriate assignments. The Lead Director also regularly communicates with the Chairman and Chief Executive Officer so that he is aware of any concern of the independent directors and any concerns communicated by our shareholders. The role and responsibilities of the Lead Director are in addition to and distinct from the role of the chair of each of the committees of the Board.

The mandate of the Vice Chairman (Lead Director) is posted on our website at http://www.intelgenx.com.

Majority Voting Policy and Director Resignation Policy

On March 18, 2022 the Board amended the Company's Bylaws such that directors will be elected if  a majority of the votes cast at meetings of Shareholders; provided, however, that, if the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of the votes of the shares of Common Stock represented in person or by proxy at any meeting of Shareholders held to elect directors and entitled to vote on such election of directors. In the event that a director nominee fails to receive an affirmative majority of the votes cast in an election where the number of nominees is less than or equal to the number of directors to be elected, the Board, within its powers, may take any appropriate action, including decreasing the number of directors or filling a vacancy.

On March 18, 2022 the Board adopted a Director Resignation Policy whereby if a director nominee is not elected by at least a majority of the votes cast by Shareholders with respect to his or her election in accordance with the Company's Bylaws, the director nominee will be considered by the Board not to have received the support of the Shareholders, even though elected as a matter of corporate law. Pursuant to the policy, such nominee must immediately submit his or her resignation to the Board. The Board will refer the resignation to the Corporate Governance and Nomination Committee, which will consider whether or not to accept the offer of resignation and will make a recommendation to the Board. Within 90 days following the applicable meeting of the Shareholders, the Board will determine whether to accept or reject the director resignation offer that has been submitted, on the recommendation of the Corporate Governance and Nomination Committee. In considering the Corporate Governance and Nomination Committee's recommendation, the Board will consider the factors considered by the Corporate Governance and Nomination Committee and such additional information and factors that the Board considers to be relevant. Absent exceptional circumstances that would warrant the continued service of the applicable director on the Board, the Board is expected to accept the resignation of such director. Following the Board's decision on the resignation, the Board will promptly disclose, via press release, its decision whether to accept the director's resignation offer, including, without limitation, the reasons for rejecting the resignation offer, if applicable.

If a resignation is accepted, the Board may, subject to any applicable corporate law restrictions, (i) leave a vacancy on the Board unfilled until the next annual general meeting of Shareholders, (ii) fill the vacancy by appointing a new director whom the Board considers to merit the confidence of the Shareholders and meet the applicable independence standards, or (iii) call a special meeting of Shareholders to consider a Board nominee to fill the vacant position.

Any director who tenders his or her resignation pursuant to the Director Resignation Policy will not be permitted to participate in the meetings of the Board and/or the Corporate Governance and Nomination Committee, if he or she is a member of the Board and/or the Corporate Governance and Nomination Committee, as applicable, at which his or her resignation is considered.

Independence of Directors of the Board

The Board has determined that four of our Directors, J. Bernard Boudreau, Bernd Melchers, John Marinucci and Mark Nawacki are independent within the meaning of the director independence standards of both The Nasdaq Stock Market, LLC ("NASDAQ") and the United States Securities and Exchange Commission ("SEC"), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If elected, Dr. Monika Trzcinska is going to be an independent Director of the Board.

Meetings of the Board

The Board held four regular meetings, two special meetings and had several update calls during our 2021 Fiscal Year. Additionally, between regular scheduled meetings, management remains in contact with our Board to keep Directors abreast Company matters. All our Directors attended all of the Board meetings and all of the committee meetings for the committees on which they served, except for Dr. Srinivas Rao, who was appointed in August and missed one of two meetings held subsequent to his appointment.

We encourage the Directors to attend the Meeting to be available to answer Shareholders' questions. All of our Directors attended the previous Annual Meeting in May 2021, which we held as a virtual meeting.

Compensation of the Board

Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board. As described below in "Director Compensation", during our 2021 Fiscal Year, our Directors of the Board (except for the CEO) received an annual stipend of $36,000, the Vice Chairman of the Board received an additional annual stipend of $14,500, and each Chairman of a Board Committee received an additional $7,500. Director fees are paid in quarterly installments at the beginning of each quarter. Mr. Stegert and Dr. Rao serve on the Board as employees of atai and do not receive compensation from IntelGenx.

In November 2016, the Board resolved to compensate non-employee Directors for their efforts on special or ad hoc committees or for board approved initiatives that fall outside the scope of customary director's duties. A daily (per 8 hours) per diem rate of $798 (CA$ 1,000) was established. The Audit Committee Chair needs to approve per diem charges submitted by directors. During the 2021 Fiscal Year, no charges were submitted or paid under the new policy.

Deferred Share Unit Plan. Effective February 7, 2018, the Board approved a Deferred Share Unit Plan ("DSU Plan") to compensate non-employee directors as part of their annual remuneration. Under the DSU Plan, the Board may grant Deferred Share Units ("DSUs") to the participating directors at its discretion and, in addition, each participating director may elect to receive all or a portion of his or her annual cash stipend in the form of DSUs. To the extent DSUs are granted, the amount of compensation that is deferred is converted into a number of DSUs, as determined by the market price of our Common Stock on the effective date of the election. The earliest redemption date will be six months following retirement of the participant from any position at the Company or its subsidiaries. These DSUs are converted back into a cash amount at the expiration of the deferral period based on the market price of our Common Stock on the expiration date and paid to the director in cash in accordance with the payout terms of the DSU Plan. As the DSUs are on a cash-only basis and no shares of Common Stock will be reserved or issued in connection with the DSUs, no approval was required from the security authorities or shareholders. On May 19, 2021, 78,125 DSUs were granted to each of the five non-employee directors under the DSU Plan.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nomination Committee. Furthermore, in August 2016, we implemented an ad-hoc-Succession Committee.

Audit Committee. Our Audit Committee is comprised of independent members of our Board and is currently composed of Bernd Melchers, John Marinucci and Mark Nawacki. The Audit Committee held four meetings during our 2021 Fiscal Year.

Our Audit Committee assists our Board in fulfilling its responsibilities for oversight and supervision of financial and accounting matters. The Chairman of the Audit Committee is Mr. Bernd Melchers. Our Audit Committee's responsibilities include, among others (i) recommending to the Board the engagement of the external auditor and the terms of the external auditor's engagement; (ii) overseeing the work of the external auditor, including dispute resolution between management and the external auditor, if required; (iii) pre-approving all non-audit services to be provided to us by our external auditor; (iv) reviewing our financial statements, management's discussion and analysis and annual and interim earnings press releases before this information is publicly disclosed; (v) assessing the adequacy of procedures for our public disclosure of financial information; (vi) establishing procedures to deal with complaints received by us relating to our accounting and auditing matters; and (vii) reviewing our hiring policies regarding employees of our external auditor or former auditor.

We have adopted, along with our Audit Committee, a written charter of the Audit Committee setting out the mandate and responsibilities of the Audit Committee which provides that the Audit Committee convene no less than four times per year.

The Audit Committee Charter is posted on our website at http://www.intelgenx.com.

Accordingly, the Audit Committee discusses with Richter LLP, our auditors, our audited financial statements, including, among other things, the quality of our accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by our management in our financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, in addition to the auditor's independence.

Audit Committee Financial Expert. Mr. Bernd Melchers, Mr. John Marinucci and Mr. Mark Nawacki are audit committee financial experts under the rules of the SEC. Mr. Melchers, Mr. Marinucci and Mr. Nawacki are "independent directors" as defined in the NASDAQ Rules and meet the independence and experience requirements of the SEC.

Compensation Committee. Our Compensation Committee is comprised of a majority of independent members of our Board and currently consists of the Chairman of the Compensation Committee, John Marinucci, J. Bernard Boudreau, Clemens Mayr, Mark Nawacki and Srinivas Rao. The Compensation Committee held three meetings in 2021. Mr. Marinucci is not standing for re-election at the Meeting.

Our Compensation Committee reviews and makes recommendations to our Board concerning the compensation of our directors and executive officers which include the review of our executive compensation and other human resource policies, the review and administration of any bonuses, stock options and equity compensations and major changes to our benefit plans as well as the review of and recommendations regarding the performance of the Chief Executive Office, the Chief Financial Officer, the Vice President of Business and Corporate Development, the Vice President of Research and Development, the Vice President of Operations and Vice President IP and Legal Affairs, General Counsel of our Company and its subsidiary.

We have adopted, along with our Compensation Committee, a written charter of the Compensation Committee setting out the mandate and responsibilities of the Compensation Committee which provides that the Compensation Committee convene no less than three times per year, that directors not on the Compensation Committee may attend meetings at the invitation of the Chairman of the Compensation Committee and that member of the Compensation Committee may invite members of management or other outside consultant to attend Compensation Committee meetings as determined necessary or desirable. We did not engage a compensation consultant in 2021.

The Compensation Committee Charter is posted on our website at http://www.intelgenx.com.

Compensation Committee Interlocks and Insider Participation. As stated above, the Compensation Committee consists of John Marinucci, J. Bernard Boudreau, Clemens Mayr, Mark Nawacki and Srinivas Rao. There are no interlocking relationships, as described by the SEC, between the Compensation Committee members.

Corporate Governance and Nomination Committee ("CG&N Committee"). Our CG&N Committee is comprised of members of our Board and currently consists of the Chairman of the CG&N Committee, J. Bernard Boudreau, Horst G. Zerbe, Clemens Mayr, Mark Nawacki, Bernd Melchers and Frank Stegert. The CG&N Committee was implemented in August 2015 and held three meetings in 2021.

The CG&N Committee is responsible for performing the duties set out in his Charter to enable the Board to discharge its responsibilities and obligations with respect to identifying and recommending candidates for election to the Board and all committees of the Board. Furthermore, the CG&N Committee is responsible for developing an effective corporate governance system for IntelGenx Technologies Corp., and for reviewing and assessing on an ongoing basis our corporate governance and public disclosure.

In considering a potential candidate, the CG&N Committee considers both the qualities and skills that the Board, considered in its entirety, currently possesses and that the Board should possess. Based on the skills and experiences already represented on the Board, the CG&N Committee will consider the experience, personal attributes and qualities that a candidate should possess in light of the anticipated growth and development of the Company. The CG&N Committee recognizes the benefits of promoting diversity at the Board level. Diverse perspectives linked in common purpose contribute to innovation and growth of the Company. In considering candidates and selecting nominees for the Board, diversity, including gender diversity, is an important factor considered by the CG&N Committee. In assessing a candidate's suitability, the CG&N Committee also takes into consideration the existing commitments of the individual to ensure that each member has sufficient time to discharge such member's duties.

Notwithstanding the fact that the CG&N Committee is charged with the responsibility of identifying potential new Board members, all members of the Board are eligible to put forth candidates for the CGNC Committee to consider. Additionally, the Board may engage recruiting firms to assist with identifying qualified candidates. Once candidates have been approved by the CG&N Committee and their interest level gauged, the entire Board discusses, both formally and informally, the suitability of a particular candidate.

Shareholders may recommend individuals to our Board for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to our principal office, 6420 Abrams, Ville St. Laurent, Quebec H4S 1Y2, Attn: Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, our Board will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our Board determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

We have adopted, along with our CG&N Committee, a written charter of the CG&N Committee setting out the mandate and responsibilities of the CG&N Committee which provides that the Committee convene as frequently as it determines necessary but not less frequently than twice each year.

The CG&N Committee Charter is posted on our website at http://www.intelgenx.com.

Ad-hoc Succession Committee. Our Ad-hoc Succession Committee is comprised of members of our Board and currently consists of the Vice Chairman of the Board, J. Bernard Boudreau, Clemens Mayr, Mark Nawacki and Dr. Horst G. Zerbe. There were no meeting of the Ad-hoc Succession Committee 2021. The Ad-hoc Succession Committee was implemented in August 2016 with the objective to establish the framework for the search of the planned and/or unplanned, interim or permanent successor of our current CEO. The committee had met on several occasions to create an Interim CEO Replacement Plan. The Board adopted the plan in November of 2016, which provides directions for the temporary succession of the CEO in the event of his planned or potentially unplanned departure or leave of absence. The decision on a CEO successor will be made at some appropriate future date by the full Board

Board's Role in Risk Oversight

Our management has responsibility for managing day-to-day risk and for bringing the most material risks facing the Company to the Board's attention. The Board takes an active role in risk oversight related to the Company both as a full Board and through its committees. To facilitate the Board's risk oversight responsibility, management provides the Board with information about its identification, assessment and management of critical risks and its risk mitigation strategies. This information is communicated to the Board and its committees at regular and special meetings, through reports, presentations and discussions with key management personnel and representatives of outside advisors, such as our independent auditors, as appropriate. During regular Audit Committee meetings, committee members discuss the financial results for the most recent fiscal quarter with the independent auditors, Chief Financial Officer and Chief Executive Officer. The Audit Committee also meets with and provides instruction to the independent auditors outside the presence of management. These discussions allow the members of the Audit Committee to analyze any significant risks that could materially impact the financial health of our business.

The Compensation Committee oversees the Company's executive compensation arrangements, including the identification and management of risks that may arise from the Company's compensation policies and practices.

Executive Compensation

The key objectives of our executive compensation policies are to attract and retain key executives who are important to our long-term success and to provide incentives for these executives to achieve high levels of job performance and enhancement of shareholder value. We seek to achieve these objectives by paying our executives a competitive level of base compensation for companies of similar size and industry and by providing our executives an opportunity for further reward for outstanding performance in both the short term and the long term.

Executive Officer Compensation. Our executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants and/or RSU awards.

Salary. The Compensation Committee and our Board will review base salaries for our executive officers, taking into account individual experience, job responsibility and individual performance during the prior year. These factors are not assigned a specific weight in establishing individual base salaries. The Compensation Committee will also consider our executive officers' salaries relative to salary information for executives in similar industries and similarly sized companies.

Cash Bonuses. The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive in the form of cash bonuses to executives. The cash bonuses are paid on the base of executives achieving annual individual and corporate objectives, which are set annually by the Board and the CEO and reviewed by the Compensation Committee.

Long-Term Incentive Compensation. Under our Performance and Restricted Share Unit Plan ("PRSU Plan"), which was approved by our shareholders at the 2018 annual meeting, we are able to compensate executive officers with RSUs and stock options.

The objectives of the stock option and the RSU program are to align employees' and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under our SOP, the Board may authorize the grant of options to purchase our Common Stock to our key employees. The options generally vest in increments over a period of two years established at the time of grant. Under the PRSU Plan, the Board may authorize the award of restricted share units. The vesting of such restricted share units is determined by the Board at the time of the award.

Share Ownership Policy. In August 2017 the Board adopted a Share Ownership Policy (the "Ownership Policy") to align the interests of our senior executives and our non-employee directors with the interests of our shareholders and to mitigate excessive risk taking by requiring participants in the Ownership Policy to attain and maintain a stated level of share ownership in the Company. Each participant is required to acquire and maintain ownership of shares of Common Stock equal to a specified multiple of his or her base salary or annual cash stipend, which ranges from 0.5 to 3 times base salary or annual cash stipend. Each participant must retain 25% of all net shares (post-tax) that vest until achieving his or her minimum share ownership requirement. Participants are expected to fulfill their full ownership requirements under the Ownership Policy within five years of becoming subject to it. If a participant receives an increase in his or her base salary or annual retainer, leading to an increase in the ownership requirement, the Participant will have five years from the date of such increase to achieve the incremental share ownership requirement. As of the date of this filing, the only participant to have achieved the ownership requirement is Dr. Zerbe.

Involvement in Certain Legal Proceedings

None of our officers or directors have, during the last ten years: (i) been convicted in or is currently subject to a pending criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto or been subject to any of the items set forth under Item 401(f) of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and change in ownership with the SEC. Directors, officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms that we received during the 2021 Fiscal Year, we believe that each person who at any time during the fiscal year was a director, officer, or beneficial owner of more than ten percent of our Common Stock complied with all Section 16(a) filing requirements during such fiscal year, except  as described below.

Delinquent Section 16(a) Reports

Bernard Boudreau was late in reporting the purchase of shares of Common Stock on the open market on March 30 and April 1, 2021 (one late filing, two late transactions). Dana Matzen was late in reporting the indirect purchase of shares of Common Stock on the open market on June 8, 2021 (one late filing, one late transaction). To the Company's knowledge, all other transactions required to be reported pursuant to Section 16(a) for the year ended December 31, 2021 were timely reported by the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities.

Communications with the Board

Any record or beneficial owner of our Common Stock who wishes to communicate with the Board should contact the Chairman of the Board or the Chairman of the Audit Committee. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Chairman of the Board or the Chairman of the Audit Committee, as applicable, will route these communications to appropriate committees or directors if the intended recipients are clearly indicated. Any record or beneficial owner of our Common Stock who has concerns about our accounting, internal accounting controls, or auditing matters relating to us should also contact the Audit Committee.

Written communications should be addressed to IntelGenx Technologies Corp., 6420 Abrams, Ville St-Laurent, Quebec H4S 1Y2, Canada, Attention: Chairman of the Board/Chairman of the Audit Committee. Communications that are intended to be anonymous should be sent to the same address but without indicating your name or address, and with an interior envelope addressed to the specific committees or directors you wish to communicate with.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors and officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted on our website at http://www.intelgenx.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the web address specified above.

Employee, Director and Officer Hedging

We have currently not adopted any practice or policy regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. As such, our employees, officer, directors or their designees are generally permitted to engage in these transactions.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, or earned by, certain executive officers, including our Principal Executive Officer, and our three other most highly compensated executive officers for the years indicated (the "Named Executive Officers").

Name and principal position (a)	Year (b)		Salary ($) (c)		Bonus ($)	Option Awards ($) (f)		All Other Compensation ($) (i)	Total ($) (j)
Horst G. Zerbe,	2021		257,625		60,542	NIL		NIL	318,167
CEO	2020		240,754	(1)	NIL	26,580	(2)	NIL	267,334
Andre Godin	2021		239,280		44,985	NIL		NIL	284,265
President and CFO	2020		223,605	(1)	NIL	26,580	(2)	NIL	250,185
Dana Matzen,	2021		183,448		25,866	NIL		NIL	209,314
VP Corporate and Business Development	2020		171,433	(1)	NIL	13,290	(2)	NIL	184,723
Nadine Paiement	2021		149,949		13,495	NIL		NIL	163,444
VP Research and Development	2020		140,127	(1)	NIL	13,290	(2)	NIL	153,417
Tommy Kenny	2021	(3)	129,476		18,275	25,320	(4)	NIL	173,071
VP IP and Legal Affairs, General Counsel	2020	(3)	NIL		NIL	NIL		NIL	NIL

Footnotes:

(1) Effective May 4, 2020, IntelGenx Corp. implemented a compensation deferral program for all employees and directors, due to the uncertainties caused by the ongoing COVID-19 pandemic, recent developments and in general in order to preserve cash until the Company is able to secure additional capital to assist with long-term stability. As part of the program, 20% of the officer's salaries was deferred. The above table includes the 20% salary deferrals. The program has been terminated and all deferred salaries had been paid out during the 2021 Fiscal Year.

(2) In November 2020 Dr. Zerbe and Mr. Godin each received options to purchase 200,00 shares of Common Stock; Ms. Paiement and Dr. Matzen each received options to purchase 100,000 shares of Common Stock. These amounts represent the grant date fair value of stock option grants in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). The value of 200,000 and 100,000 option grants has been determined using the Black-Scholes method and is based on the following assumptions: risk-free rate of return of 0.39%, dividend rate of 0%, volatility rate of 77% and an average term of 5.63 years. No Adjustment has been made for the risk of forfeiture and for non-transferability.

(3) Mr. Kenny received compensation as Vice President IP and Legal Affairs, General Counsel of IntelGenx Corp. from January to December 2021. Prior to his appointment he was holding the position as Director, IP and Legal Affairs at IntelGenx Corp.

(4) In January 2021 Mr. Kenny received options to purchase 150,000 shares of Common Stock. This amount represent the grant date fair value of stock option grants in accordance with FASB ASC Topic 718. The value of the 150,000 option grant has been determined using the Black-Scholes method and is based on the following assumptions: risk-free rate of return of 0.50%, dividend rate of 0%, volatility rate of 79% and an average term of 5.63 years. No adjustment has been made for the risk of forfeiture and for non-transferability.

Compensation Discussion and Analysis

Employment Agreements

Horst G. Zerbe. Effective July 15, 2014, we entered into a new employment agreement with Dr. Zerbe, our President and Chief Executive Officer (the "Zerbe Agreement"). The agreement is for an indefinite period of time. Under the agreement, Dr. Zerbe is entitled to receive: (1) a minimum base salary of CA$250,000 per year; and (2) an annual bonus of up to 50% of base salary based upon the achievement of specific performance targets established between Dr. Zerbe and the Board.

Pursuant to the Zerbe Agreement, if Dr. Zerbe is terminated by us for Cause (as defined in the Zerbe Agreement), Dr. Zerbe is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If we terminate Dr. Zerbe without Cause, Dr. Zerbe is entitled to all accrued payments, and Termination Benefits (as defined in the Zerbe Agreement) for an 18-month period (the "Zerbe Severance Period"), which shall include, (i) a lump sum payment of base salary for the Zerbe Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Zerbe Severance Period or the start of subsequent employment with similar benefits, (iii) payment of a monthly automobile allowance up to the earlier of the end of the Zerbe Severance Period or the start of subsequent employment with similar benefits, (iii) payment of a bonus up to the date of termination of employment, and (iv) any stock options that are unvested shall immediately vest. All such payment must be made by us within ten days of the date of termination by us.

If the employment is terminated by Dr. Zerbe within 6 months following a Change in Control (as defined in the Zerbe Agreement), then Dr. Zerbe shall receive similar benefits as if he had been terminated without Cause. If Dr. Zerbe voluntarily terminates the Zerbe Agreement for any other reason or due to death or disability, we shall have no further obligations under the Zerbe Agreement except for the payment of accrued salary, expenses and benefits.

Following his retirement as President and Chief Executive Officer, which was effective January 1, 2014 and continued until on July 14, 2014, Dr. Horst Zerbe was appointed to serve in an ad-hoc capacity as an advisor to the Board and IntelGenx management in order to transition the responsibilities of President and CEO to Dr. Khosla and maintain continuity of management for a period of six months. Dr. Zerbe received compensation of CA$58,750 ($53,004), which was paid in equal installments, less deductions and withholdings required by law, before July 15, 2014, and continued to receive all employment benefits for which Dr. Zerbe was eligible as President and CEO for the duration of this appointment.

In the first quarter of 2015, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$42,969 ($38,767) for fiscal year 2014, which was paid to Dr. Zerbe in Q1 2015. Dr. Zerbe's salary was also increased to CA$262,500 effective January 1, 2015.

In the first quarter of 2016, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$98,438 ($76,988) for fiscal year 2015, which was paid to Dr. Zerbe in Q1 2016. Dr. Zerbe's salary was also increased to CA$272,500 effective January 1, 2016.

In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$106,275 ($80,174) for fiscal year 2016, which was paid to Dr. Zerbe in Q1 2017. Dr. Zerbe's salary was also increased to CA$286,125 effective January 1, 2017.

Following the recommendation of the Compensation Committee, Dr. Zerbe's salary was increased to CA$300,500 effective January 1, 2018. On November 28, 2018, the Board, on the recommendation of the Compensation Committee, approved a one-time bonus of CA$49,897 ($38,510) for fiscal year 2017. The bonus payment consisted of a cash component of CA$29,897 ($23,074) and a Restricted Share Unit award in the value of CA$20,000 ($15,436).

In the first quarter of 2019, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$79,497 ($61,354) for fiscal year 2018, which was paid to Dr. Zerbe in Q1 2019. Dr. Zerbe's salary was also increase to CA$310,000 effective January 1, 2019.

In the first quarter of 2020, following the recommendation of the Compensation Committee, the Board agreed that there would be no cash bonuses for fiscal year 2019. Dr. Zerbe's salary was increased to CA$323,000 effective January 1, 2020.

Effective May 4, 2020, IntelGenx Corp. implemented a compensation deferral program for all employees and directors, due to the uncertainties caused by the ongoing COVID-19 pandemic, recent developments and in general in order to preserve cash until the Company is able to secure additional capital to assist with long-term stability. As part of the program, $33,345 of Dr. Zerbe's 2020 salary had been deferred but is included in the compensation table. The program has been terminated and all deferred salaries had been paid out during the 2021 Fiscal Year.

No bonus payments have been considered or paid for the 2020 Fiscal Year.

In the first quarter of the 2022 Fiscal Year, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$75,905 ($60,542) for the 2021 Fiscal Year, which was paid to Dr. Zerbe in Q1 2022. Dr. Zerbe's salary was also increased to CA$339,150 effective January 1, 2022.

Andre Godin. Effective August 24, 2015, we entered into an employment agreement with Mr. Godin, our Executive Vice President and Chief Financial Officer (the "Godin Agreement"). The agreement is for an indefinite period of time. Under the agreement, Mr. Godin is entitled to receive: (1) a minimum base salary of CA$240,000 per year; and (2) an annual bonus of up to 40% of base salary based upon the achievement of certain performance targets.

Pursuant to the Godin Agreement, if Mr. Godin is terminated by us for Cause (as defined in the Godin Agreement), Mr. Godin is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If we terminate Mr. Godin without Cause, Mr. Godin is entitled to all accrued payments, and Termination Benefits (as defined in the Godin Agreement) for an 12-month period (the "Godin Severance Period"), which shall include, (i) a lump sum payment of base salary for the Godin Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Godin Severance Period or the start of subsequent employment with similar benefits, (iii) receive payment of any accrued bonus. In addition, any stock options that are unvested shall immediately vest.

If the employment is terminated by Mr. Godin within 6 months following a Change in Control (as defined in the Godin Agreement), then Mr. Godin shall receive similar benefits as if he had been terminated without Cause. If Mr. Godin voluntarily terminates the Godin Agreement for any other reason or due to death or disability, we shall have no further obligations under the Godin Agreement except for the payment of accrued salary, expenses and benefits.

In the first quarter of 2016, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$25,001 ($19,553) prorated for fiscal year 2015, which was paid to Mr. Godin in Q1 2016. Mr. Godin's salary was also increased to CA$252,000 effective January 1, 2016.

In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$75,600 ($57,033) for fiscal year 2016, which was paid to Mr. Godin in Q1 2017. Mr. Godin's salary was also increased to CA$264,600 effective January 1, 2017.

Following the recommendation of the Compensation Committee, Mr. Godin's salary was increased to CA$278,000 effective January 1, 2018. On November 28, 2018, the Board, on the recommendation of the Compensation Committee, approved a one-time bonus of CA$37,044 ($28,599) for fiscal year 2017. The bonus payment consisted of a cash component of CA$22,044 ($17,013) and a Restricted Share Unit award in the value of CA$15,000 ($11,577).

In the first quarter of 2019, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$58,836 ($45,409) for fiscal year 2018, which was paid to Mr. Godin in Q1 2019. Mr. Godin's salary was also increase to CA$287,000 effective January 1, 2019.

In the first quarter of 2020, following the recommendation of the Compensation Committee, the Board agreed that there would be no cash bonuses for fiscal year 2019. Mr. Godin's salary was increased to CA$300,000 effective January 1, 2020.

Effective May 4, 2020, IntelGenx Corp. implemented a compensation deferral program for all employees and directors, due to the uncertainties caused by the ongoing COVID-19 pandemic, recent developments and in general in order to preserve cash until the Company is able to secure additional capital to assist with long-term stability. As part of the program, $30,971 of Mr. Godin's 2020 salary had been deferred but is included in the compensation table. The program has been terminated and all deferred salaries had been paid out during the 2021 Fiscal Year.

No bonus payments have been considered or paid for the 2020 Fiscal Year.

In the first quarter of the 2022 Fiscal Year, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$56,400 ($44,985) for the 2021 Fiscal Year, which was paid to Mr. Godin in Q1 2022. Mr. Godin's salary was also increased to CA$315,000 effective January 1, 2022.

Dana Matzen. Effective March 14, 2016 IntelGenx Corp., one of our wholly owned subsidiaries entered into an Agreement with Dr. Dana Matzen, our Vice President, Business Development (the "Matzen Agreement"). The agreement is for an indefinite period of time. Under the Agreement, Dr. Matzen is entitled to receive (1) a minimum base salary of CA$175,000 per year which will automatically increase to CA$210,000 after six months and (2) an annual bonus of up to 30% of her base salary for meeting certain performance targets.

Pursuant to the Matzen Agreement, if Dr. Matzen is terminated by us for Cause (as defined in the Matzen Agreement), Dr. Matzen is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If we terminate Dr. Matzen without Cause, Dr. Matzen is entitled to all accrued payments, and Termination Benefits (as defined in the Matzen Agreement) for an 12-month period (the "Matzen Severance Period") which shall include, (i) a lump sum payment of base salary for the Matzen Severance Period plus the average of the three (3) last years' bonuses that would have been payable during the Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Matzen Severance Period or the start of subsequent employment with similar benefits, (iii) receive payment of any accrued bonus. In addition, any stock options that are unvested shall immediately vest.

If the employment is terminated by Dr. Matzen within 6 months following a Change in Control (as defined in the Matzen Agreement), then Dr. Matzen shall receive similar benefits as if she had been terminated without Cause. If Dr. Matzen voluntarily terminates the Matzen Agreement for any other reason or due to death or disability, we shall have no further obligations under the Matzen Agreement except for the payment of accrued salary, expenses and benefits.

In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$23,274 ($17,558) prorated for fiscal year 2016, which was paid to Dr. Matzen in Q1 2017.

Following the recommendation of the Compensation Committee, Dr. Matzen's salary was increased to CA$220,500 effective January 1, 2018. On November 28, 2018, the Board, on the recommendation of the Compensation Committee, approved a one-time cash bonus of CA$17,010 ($13,128) for fiscal year 2017.

In the first quarter of 2019, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$20,000 ($15,436) for fiscal year 2018, which was paid to Dr. Matzen in Q1 2019. Dr. Matzen's salary will be CA$220,500 effective January 1, 2019.

In the first quarter of 2020, following the recommendation of the Compensation Committee, the Board agreed that there would be no cash bonuses for fiscal year 2019. Dr. Matzen's salary was increased to CA$230,000 effective January 1, 2020.

Effective May 4, 2020, IntelGenx Corp. implemented a compensation deferral program for all employees and directors, due to the uncertainties caused by the ongoing COVID-19 pandemic, recent developments and in general in order to preserve cash until we are able to secure additional capital to assist with long-term stability. As part of the program, $23,744 of Dr. Matzen's 2020 salary had been deferred but is included in the compensation table. The program has been terminated and all deferred salaries had been paid out during the 2021 Fiscal Year.

No bonus payments have been considered or paid for the 2020 Fiscal Year.

In the first quarter of the 2022 Fiscal Year, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$32,430 ($25,866) for the 2021 Fiscal Year, which was paid to Dr. Matzen in Q1 2022. Dr. Matzen's salary was also increased to CA$241,500 effective January 1, 2022.

Nadine Paiement. Effective January 18, 2016, IntelGenx Corp., one of our wholly owned subsidiaries entered into an employment agreement with Ms. Paiement, our Vice President, Research and Development (the "Paiement Agreement"). The agreement is for an indefinite period of time. Under the agreement, Ms. Paiement is entitled to receive: (1) a minimum base salary of CA$125,000 per year; and (2) an annual bonus of up to 30% of base salary based upon the achievement of certain performance targets.

Pursuant to the Paiement Agreement, if Ms. Paiement is terminated for any reason other than for Cause (as defined in the Agreement), then she shall (i) receive a lump sum payment of the base salary that would have been payable for a 12-month period (the "Paiement Severance Period"), (ii) be entitled to continued participation in employee benefit plans ending on the earlier of the end of the Paiement Severance Period and receipt of equivalent plans of a subsequent employer, and (iii) receive payment of any accrued bonus. In addition, all unvested stock options shall vest immediately (collectively the "Paiement Termination Benefits").

On the occurrence of a Change in Control (as defined in the Paiement Agreement), Ms. Paiement may terminate the Paiement Agreement within a period of six months and we shall be required to provide her with the Paiement Termination Benefits. The Paiement Agreement contains non-competition and non-solicitation provisions for a period of twelve months on termination of the Paiement Agreement for any reason, whether voluntary or involuntary.

In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$29,405 ($22,183) for fiscal year 2016, which was paid to Ms. Paiement in Q1 2017. Ms. Paiement's salary was also increased to CA$150,000 effective January 1, 2017.

Following the recommendation of the Compensation Committee, Ms. Paiement's salary was increased to CA$175,000 effective January 1, 2018. On November 28, 2018, the Board, on the recommendation of the Compensation Committee, approved a one-time cash bonus of CA$16,200 ($12,503) for fiscal year 2017.

In the first quarter of 2019, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$27,778 ($21,439) for fiscal year 2018, which was paid to Ms. Paiement in Q1 2019. Ms. Paiement's salary was also increase to CA$180,000 effective January 1, 2019.

In the first quarter of 2020, following the recommendation of the Compensation Committee, the Board agreed that there would be no cash bonuses for fiscal year 2019. Ms. Paiement's salary was increased to CA$188,000 effective January 1, 2020.

Effective May 4, 2020, IntelGenx Corp. implemented a compensation deferral program for all employees and directors, due to the uncertainties caused by the ongoing COVID-19 pandemic, recent developments and in general, in order to preserve cash until we are able to secure additional capital to assist with long-term stability. As part of the program, $19,409 of Ms. Paiement's 2020 salary had been deferred but is included in the compensation table. The program has been terminated and all deferred salaries had been paid out during the 2021 Fiscal Year.

No bonus payments have been considered or paid for the 2020 Fiscal Year.

In the first quarter of the 2022 Fiscal Year, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$16,920 ($13,495) for the 2021 Fiscal Year, which was paid to Ms. Paiement in Q1 2022. Ms. Paiement's salary was also increased to CA$197,400 effective January 1, 2022.

Tommy Kenny. Effective January 11, 2021, IntelGenx Corp., one of our wholly owned subsidiaries entered into an employment agreement with Mr. Kenny, our Vice President, IP and Legal Affairs, General Counsel (the "Kenny Agreement"). The agreement is for an indefinite period of time. Under the agreement, Mr. Kenny is entitled to receive: (1) a minimum base salary of CA$150,000 per year; and (2) an annual bonus of up to 30% of base salary based upon the achievement of certain performance targets.

Pursuant to the Kenny Agreement, if Mr. Kenny is terminated for any reason other than for Cause (as defined in the Kenny Agreement), then he shall (i) receive a lump sum payment of the base salary that would have been payable for a 12-month period (the "Kenny Severance Period"), (ii) be entitled to continued participation in employee benefit plans ending on the earlier of the end of the Kenny Severance Period and receipt of equivalent plans of a subsequent employer, and (iii) receive payment of any accrued bonus. In addition, all unvested stock options shall vest immediately (collectively the "Kenny Termination Benefits").

On the occurrence of a Change in Control (as defined in the Kenny Agreement), Mr. Kenny may terminate the Kenny Agreement within a period of six months and we shall be required to provide her with the Kenny Termination Benefits. The Kenny Agreement contains non-competition and non-solicitation provisions for a period of twelve months on termination of the Kenny Agreement for any reason, whether voluntary or involuntary.

In the first quarter of 2022, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$22,912($18,275) for fiscal year 2021, which was paid to Mr. Kenny in Q1 2022. Mr. Kenny's salary was also increase to CA$183,750 effective January 1, 2022.

Incentive Plan Awards

The following table presents information regarding the outstanding equity awards held by each of the named officers as of December 31, 2021, including the vesting dates for the portions of these awards that had not vested as of that date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name (a)	Number of Securities Underlying Unexercised Options (#) (b)		Number of Securities Underlying Unexercisable Options (#) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Horst G. Zerbe	179,808	(1)	NIL		NIL	0.77	Aug. 27, 2027
	200,000	(1)	NIL		NIL	0.76	June 10, 2028
	100,000	(1)	100,000	(1)	NIL	0.27	Nov. 22, 2030
Andre Godin	600,000	(2)	NIL		NIL	0.58	July 20, 2025
	59,970	(2)	NIL		NIL	0.77	Aug. 27, 2027
	200,000	(2)	NIL		NIL	0.76	June 10, 2028
	100,000	(2)	100,000	(2)	NIL	0.27	Nov. 22, 2030
Dana Matzen	200,000	(3)	NIL		NIL	0.73	Sep. 14 ,2026
	59,970	(3)	NIL		NIL	0.77	Aug. 27, 2027
	100,000	(3)	NIL		NIL	0.76	June 10, 2028
	50,000	(3)	50,000	(3)	NIL	0.27	Nov. 22, 2030
Nadine Paiement	75,000	(4)	NIL		NIL	0.41	Jan. 18, 2021
	59,970	(4)	NIL		NIL	0.77	Aug. 27, 2027
	100,000	(4)	NIL		NIL	0.76	June 10, 2028
	50,000	(4)	50,000	(4)	NIL	0.27	Nov. 22, 2030
Tommy Kenny	25,000	(5)	NIL		NIL	0.66	April 9, 2028
	37,500	(5)	37,500	(5)	NIL	0.27	Nov. 22, 2030
	37,500	(5)	112,500	(5)	NIL	0.27	Jan. 10, 2031

Footnotes:

(1) On August 28, 2017 the Board approved the grant of 179,808 options to purchase Common Stock to Dr. Zerbe. The options vested over two years, all of which were exercisable as of year-end 2021. On June 11, 2018 the Board approved the grant of 200,000 options to purchase Common Stock to Dr. Zerbe. The options vest over two years, all of which were exercisable as of year-end 2021. On November 23, 2020 the Board approved the grant of 200,000 options to purchase Common Stock to Dr. Zerbe. The options vest over two years, 100,000 of which were exercisable as of year-end 2021.

(2) On July 20, 2015, the Board approved the grant of 600,000 options to purchase Common Stock to Mr. Andre Godin. In July 2020 the Board approved to extent the expiry period of these options until 2025.The options vested over two years, all of which were exercisable as of year-end 2021. On August 28, 2017 the Board approved the grant of 59,970 options to purchase Common Stock to Mr. Godin. The options vested over two years, all of which were exercisable as of year-end 2020. On June 11, 2018 the Board approved the grant of 200,000 options to purchase Common Stock to Mr. Godin. The options vested over two years, all of which were exercisable as of year-end 2021. On November 23, 2020 the Board approved the grant of 200,000 options to purchase Common Stock to Mr. Godin. The options vest over two years, 100,000 of which were exercisable as of year-end 2021.

(3) On September 15, 2016, the Board approved the grant of 200,000 options to purchase Common Stock to Dr. Dana Matzen. The options vested over two years, all of which were exercisable as of year-end 2021. On August 28, 2017 the Board approved the grant of 59,970 options to purchase Common Stock to Dr. Matzen. The options vested over two years, all of which were exercisable as of year-end 2021. On June 11, 2018 the Board approved the grant of 100,000 options to purchase Common Stock to Dr. Matzen. The options vested over two years, all of which were exercisable as of year-end 2021. On November 23, 2021 the Board approved the grant of 100,000 options to purchase Common Stock to Dr. Matzen. The options vest over two years, 50,000 of which were exercisable as of year-end 2021.

(4) On January 19, 2016, the Board approved the grant of 75,000 options to purchase Common Stock to Ms. Nadine Paiement. The options vested over two years, all of which were exercisable as of year-end 2021. On August 28, 2017 the Board approved the grant of 59,970 options to purchase Common Stock to Ms. Paiement. The options vested over two years, all of which were exercisable as of year-end 2021. On June 11, 2018 the Board approved the grant of 100,000 options to purchase Common Stock to Ms. Paiement. The options vested over two years, all of which were exercisable as of year-end 2021. On November 23, 2020 the Board approved the grant of 100,000 options to purchase Common Stock to Ms. Paiement. The options vest over two years, 50,000 of which were exercisable as of year-end 2021.

(5) Prior to his appointment as Vice President IP and Legal Affairs, General Counsel, the Board approved the grant of 25,000 options to purchase Common Stock on April 10, 2018 to Mr. Kenny. The options vested over two years, all of which were exercisable as of year-end 2021. On November 23, 2020 the Board approved the grant of 75,000 options to purchase Common Stock. The options vest over two years, 37,500 of which were exercisable as of year-end 2021. On January 11, 2021 the Board approved the grant of 150,000 options to purchase Common Stock to Mr. Kenny. The options vest over two years, 37,500 of which were exercisable as of year-end 2021.

Director Compensation

The following table sets forth compensation paid to each named Director during the 2021 Fiscal Year.

In addition, Directors are reimbursed for reasonable expenses incurred in their capacity as directors, including travel and other out-of-pocket expenses incurred in connection with meetings of the Board or any committee of the Board.

Name (a)		Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensati on ($) (g)	Total ($) (j)
Horst G. Zerbe	(3)(5)	NIL	NIL	NIL	NIL	NIL	NIL	NIL
J. Bernard Boudreau	(2)(3)(4)	58,000	NIL	NIL	39,882	NIL	NIL	97,882
Bernd J. Melchers	(1) (3)	43,500	NIL	NIL	39,882	NIL	NIL	83,382
John Marinucci	(1)(2)	43,500	NIL	NIL	39,882	NIL	NIL	83,382
Clemens Mayr	(2)(3)	36,000	NIL	NIL	39,882	NIL	NIL	75,882
Mark Nawacki	(1) (2) (3)	36,000	NIL	NIL	39,882	NIL	NIL	75,882
Frank Stegert(3) (6)		NIL	NIL	NIL	NIL	NIL	NIL	NIL
Srinivas Rao(2)(6))		NIL	NIL	NIL	NIL	NIL	NIL	NIL

Footnotes:

(1) Audit Committee member

(2) Compensation Committee member

(3) CG&N Committee member

(4) Vice Chairman of the Board

(5) Chairman of the Board

(6) Employees of atai. Pursuant to the Purchaser Rights Agreement, two directors were appointed to the Board. In accordance with atai's policy no compensation was paid to these individuals by IntelGenx.

Effective April 1, 2015, our Directors of the Board (except for the CEO) received an annual stipend of CA$36,000, the Vice Chairman of the Board received an additional stipend of CA$14,500 and each Chairman of a Board committee received an additional CA$7,500. Director fees are paid in quarterly installments at the beginning of each quarter. Effective January 2017, the currency of the Directors' compensation changed from Canadian dollars to U.S. dollars. The amounts remained the same.

In November 2016, the Board resolved to compensate non-employee directors for their efforts on special or ad hoc committees or for Board approved initiatives that fall outside the scope of customary director's duties. A daily (per 8 hours) per diem rate of $746 (CA$ 1,000) was established. The Audit Committee Chair needs to approve per diem charges submitted by directors. During the 2020 Fiscal Year, no charges were submitted or paid under the policy.

Effective February 7, 2018, the Board approved a DSU Plan to compensate non-employee directors as part of their annual remuneration. Under the DSU Plan, the Board may grant DSUs to the participating directors at its discretion and, in addition, each participating director may elect to receive all or a portion of his or her annual cash stipend in the form of DSUs. To the extent DSUs are granted, the amount of compensation that is deferred is converted into a number of DSUs, as determined by the market price of our Common Stock on the effective date of the election. These DSUs are converted back into a cash amount at the expiration of the deferral period based on the market price of our Common Stock on the expiration date and paid to the director in cash in accordance with the payout terms of the DSU Plan. As the DSUs are on a cash-only basis and no shares of Common Stock will be reserved or issued in connection with the DSUs, no approval was required from the security authorities or shareholders. During 2021, 108,696 DSUs valued at CA$50,000 (US$39,882) were awarded to each of the five non-employee directors.

At December 31, 2021 Mr. Boudreau, Mr. Melchers, Mr. Marinucci, Mr. Mayr and Mr. Nawacki held 50,000, 50,000, 50,000, 50,000 and 125,000 vested options to purchase Common Stock, respectively. No options were granted to Mr. Stegert or Dr. Rao.

Directors' and Officers' Liability Insurance

During the 2021 Fiscal Year, we carried Directors' and Officers' liability insurance at an approximate annual cost of $526,700 for an insured amount of $10 million. After reducing the coverage from $15 million to $10 million in 2020 because of worldwide difficult and unfavorable market conditions for director and officer insurance terms at the time of the renewal, we were able to increase to liability amount back to $15 million in February 2022.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this document with management and based upon this review and discussion recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2021.

Respectfully submitted, John Marinucci (Chairman) J. Bernard Boudreau Clemens Mayr Mark Nawacki Srinivas Rao Members of the Compensation Committee

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Atai

Securities Purchase Agreement

Under a securities purchase agreement, atai agreed to purchase 37,300,000 shares of common stock of the Company and 22,380,000 warrants (the "Warrants") for aggregate gross proceeds of US$12,346,300. Each Warrant will entitle atai to purchase one share of common stock at a price of US$0.35 for a period of three years from closing of the initial investment.  The securities purchase agreement also provides atai with the right to subscribe (in cash, or in certain circumstances, atai equity) for up to 130,000,000 additional units (the "Additional Units") for a period of three years from the closing of the initial investment. Each Additional Unit will be comprised of (i) one share of common stock and (ii) one half of one warrant (the "Additional Warrants"). The price for the Additional Units will be (i) until the date which is 12 months following the closing, US$0.331 (subject to certain exceptions), and (ii) following the date which is 12 months following the closing, the lower of (A) a 20% premium to the market price on the date of purchase, and (B) US$0.50 if purchased in the second year following closing and US$0.75 if purchased in the third year following closing. Each Additional Warrant will entitle atai, for a period of three years from the date of issuance, to purchase one share of common stock (the "Additional Share") at the lesser of either (i) a 20% premium to the price of the corresponding Additional Unit, or (ii) the price per share under which shares of common stock of the Company are issued under convertible instruments that were outstanding on February 16, 2021 (the "Outstanding Convertibles"), the date on which the parties entered into a non-binding letter of intent to enter into a definitive securities purchase agreement, provided that atai may not exercise Additional Warrants to purchase more than the lesser of (x) 44,000,000 common shares of the Company, and (y) the number of shares of common stock issued by the Company under Outstanding Convertibles.

Under the securities purchase agreement, the Company also granted atai a pro-rata equity participation right for any issuances of new securities, subject to certain exceptions.

Following the initial closing, atai holds approximately 25% (approximately 35% on a partially diluted basis) of the issued and outstanding shares of common stock of the Company and therefore became a new "Control Person" of the Company as such term is defined under applicable Canadian securities laws. Based on the number of issued and outstanding shares of common stock of the Company and outstanding convertible instruments on the date hereof, assuming the full exercise of its option to acquire the Additional Units and exercise of the Initial Warrants and Additional Warrants, atai would hold approximately 60% (approximately 60% on a partially diluted basis) of the issued and outstanding shares of common stock of the Company.

Strategic Development Agreement

Pursuant to a strategic development agreement, atai and IntelGenx Corp. will cooperate to conduct research and development projects in areas relating to the parties' respective technologies. So long as atai maintains certain levels of its initial equity ownership in the Company, IntelGenx Corp. will work exclusively with atai in the field of compounds for the prevention or treatment of mental health diseases or disorders or compounds that have psychedelic, entactogenic and/or oneirophrenic properties, but excluding certain specific compounds and veterinary applications. The commercialization of any technologies that result from the research and development projects under the strategic development agreement will be subject to agreements to be negotiated, as well as to specified pricing and royalty terms for manufacturing conducted by IntelGenx or third parties.

Purchaser Rights Agreement

Under a purchaser rights agreement, atai has the right to appoint nominees in the same proportion to the number of Board members of the Company as the Shares then held by atai, registration rights, and financial and other information rights. On August 4, 2021, the Company appointed Srinivas G. Rao, M.D., Ph.D. and Frank Stegert to its Board of Directors.

The Company will have the right to terminate the purchaser rights agreement if atai ceases to own a certain amount of the Company's equity.

Term Loan

atai also granted to IntelGenx Corp. a secured loan in the amount of US$2,000,000 which was subsequently increased to US$2,500,000. The loan is guaranteed by the Company and secured by all of present and future fixed assets of IntelGenx Corp.

On September 15, 2021, the Company's wholly-owned subsidiary, IntelGenx Corp. entered into an amended and restated secured loan agreement with atai pursuant to which atai has made two additional term loans available to IntelGenx Corp. in the amount of U.S.$3,000,000 each, which will mature on January 5, 2024. The first loan was received on January 7, 2022 and the second loan will be made available on January 6, 2023. The second loan will be subject to the satisfaction of customary conditions. The Loan Agreement also extends the maturity date for the current loans, in an aggregate amount of U.S.$2,500,000, to January 5, 2024. The obligations under the loans are guaranteed by the Company.

Review, Approval or Ratification of Transactions with Related Persons

Although IntelGenx has not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law. Such transactions require the approval of our Board. The term "related party transaction" refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

Family Relationships

Horst G. Zerbe and Ingrid Zerbe are spouses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our shares of Common Stock by our directors and executive officers, and by each beneficial owner of five percent (5%) or more of our outstanding Common Stock. Based on information available to us, all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, unless otherwise indicated. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our Common Stock subject to options, warrants, convertible debentures and restricted share units currently exercisable or exercisable within 60 days after the date of this Proxy Statement are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. Applicable percentage ownership is based upon 154,651,290 shares of Common Stock outstanding as of March 23, 2022. Unless otherwise indicated, the address of each of the named persons is care of IntelGenx Technologies Corp., 6420 Abrams, Ville St-Laurent, Quebec, H4S 1Y2.

Name and Address of Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Horst G. Zerbe(1)	5,148,420.5	(1)	3.33%
Ingrid Zerbe(2)	5,677,315.5	(2)	3.67%
Bernard J. Boudreau (3)	225,000	(3)	*
Bernd Melchers(4)	170,000	(4)	*
John Marinucci(5)	125,000	(5)	*
Andre Godin(6)	1,295,945	(6)	*
Clemens Mayr(7)	50,000	(7)	*
Nadine Paiement(8)	294,970	(8)	*
Dana Matzen(9)	469,970	(9)	*
Mark Nawacki(10)	125,000	(10)	*
Rodolphe Obeid(11)	365,000	(11)	*
Tommy Kenny(12)	242,250	(12)	*
Frank Stegert	0		*
Srinivas Rao	0		*
Atai Life Science AG(13)	59,680,000	(13)	38.59%
All directors, officers and +5% beneficial owner as a group (15 persons)	73,868,871		47.76%

Footnotes:

* Less than 1%.

(1) In connection with the acquisition of IntelGenx in 2006, Horst G. Zerbe became our President, Chief Executive Officer and Director and acquired 4,709,643.5 exchangeable shares of our Canadian holding corporation 6544631Canada Inc., a Canadian special purpose corporation which wholly owns IntelGenx Corp. (the "Exchangeable Shares"). The 4,709,643.5 Exchangeable Shares are exchangeable, on a one-for-one basis, into shares of common stock of IntelGenx Technologies Corp. at Horst Zerbe's discretion. On July 28, 2011 Horst Zerbe exchanged 470,964 of the exchangeable shares into shares of Common Stock of IntelGenx Technologies Corp. In January of 2013, Horst Zerbe sold 250,000 of those shares of Common Stock on the open market. In April and August of 2015, Horst Zerbe sold 60,000 and 36,900 of those Shares of Common Stock respectively on the open market. Prior to exchanging the Exchangeable Shares for shares of common stock, Horst Zerbe has the right to vote the remaining 4,238,679.5 shares of Common Stock which are currently held in trust on behalf of Horst Zerbe. All of the 4,362,743.5 shares of Common Stock have not been registered for resale at this time. On August 28, 2017, Dr. Zerbe received 179,908 options to purchase Common Stock at an exercise price of $0.77. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On June 11, 2018, 200,000 options to purchase Common Stock at an exercise price of $0.76 were granted to Dr. Zerbe. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On December 24, 2018 the board awarded 30,769 restricted shares units ("RSUs") to Dr. Zerbe, which vested immediately and are exercisable into 30,769 shares of Common Stock. On November 23, 2020, 200,000 options to purchase Common Stock at an exercise price of $0.27 were granted to Dr. Zerbe. The options vest over two years, 25% every six months, 150,000 of which are exercisable within 60 days of this filing.

Horst Zerbe and Ingrid Zerbe are spouses.

(2) In connection with the acquisition of IntelGenx in 2006, Ingrid Zerbe became our Corporate Secretary and our Director of Finance and Administration and acquired 4,709,643.5 Exchangeable Shares. In June of 2009 Ingrid Zerbe acquired 1,021,713 Exchangeable Shares from Joel Cohen in a private transaction. The 5,731,356.5 Exchangeable Shares are exchangeable, on a one-for-one basis, into shares of common stock of IntelGenx Technologies Corp. at Ingrid Zerbe's discretion. On July 28, 2011 Ingrid Zerbe exchanged 573,135 of the exchangeable shares into shares of Common Stock of IntelGenx Technologies Corp. In January of 2013 Ingrid Zerbe sold 250,000 of those shares of Common Stock on the open market. In April and August of 2015, Ingrid Zerbe sold 86,900 and 163,100 of those shares of Common Stock respectively on the open market. Prior to exchanging the Exchangeable Shares, Ingrid Zerbe has the right to vote the remaining 5,158,221.5 shares of Common Stock which are currently held in trust on behalf of Ingrid Zerbe. All of the 5,231,356.5 shares of Common Stock have not been registered for resale at this time. On July 12, 2017, Ingrid Zerbe acquired 100,000 8% Convertible Debentures, which are fully exercisable into 200,000 shares of Common Stock within 60 days of this filing.

Horst Zerbe and Ingrid Zerbe are spouses.

(3) Mr. Boudreau's beneficial ownership includes 50,000 options to purchase shares of Common Stock at an exercise price of $0.89 granted to Mr. Boudreau on January 18, 2017. The options vested immediately and are exercisable at the time of this filing.

(4) Mr. Melcher's beneficial ownership includes 50,000 options to purchase shares of Common Stock at an exercise price of $0.89, granted to Mr. Melchers on January 18, 2017. The options vested immediately and are exercisable at the time of this filing.

(5) Mr. Marinucci's beneficial ownership includes 50,000 options to purchase Common Stock at an exercise price of $0.89, granted on January 18, 2017. The options vested immediately and are exercisable at the time of this filing.

(6) Mr. Godin's beneficial ownership consists of 600,000 options to purchase Common Stock at an exercise price of $0.58, granted July 20, 2015. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On August 28, 2017, Mr. Godin received 59,970 options to purchase Common Stock at an exercise price of $0.77. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On July 12, 2017, Andre Godin acquired 20,000 8% Convertible Debentures, which are fully exercisable into 40,000 shares of Common Stock within 60 days of this filing. On May 8, 2018, Mr. Godin participated in the Company's private placement offering and acquired debentures notes which are convertible into 22,727 shares of Common Stock. On June 11, 2018, 200,000 options to purchase Common Stock at an exercise price of $0.76 were granted to Mr. Godin. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On December 24, 2018 the board awarded 23,077 RSUs to Mr. Godin, which vested immediately and are exercisable into 23,077 shares of Common Stock. On November 23, 2020, 200,000 options to purchase Common Stock at an exercise price of $0.27 were granted to Mr. Godin. The options vest over two years, 25% every six months, 150,000 of which are exercisable within 60 days of this filing.

(7) Mr. Mayr's beneficial ownership consists of 50,000 options to purchase Common Stock at an exercise price of $0.89, granted on January 18, 2017. The options vested immediately and are exercisable at the time of this filing.

(8) Ms. Paiement's beneficial ownership includes 59,970 options to purchase Common Stock at an exercise price of $0.77 granted on August 28, 2017. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On June 11, 2018, 100,000 options to purchase Common Stock at an exercise price of $0.76 were granted to Ms. Paiement. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On November 23, 2020, 100,000 options to purchase Common Stock at an exercise price of $0.27 were granted to Ms. Paiement. The options vest over two years, 25% every six months, 75,000 of which are exercisable within 60 days of this filing.

(9) Dr. Matzen's beneficial ownership consists of 200,000 options to purchase Common Stock at an exercise price of $0.73, granted September 15, 2016. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On August 28, 2017, Dr. Matzen received 59,970 options to purchase Common Stock at an exercise price of $0.77. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On June 11, 2018, 100,000 options to purchase Common Stock at an exercise price of $0.76 were granted to Dr. Matzen. The options vest over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On November 23, 2020, 100,000 options to purchase Common Stock at an exercise price of $0.27 were granted to Dr. Matzen. The options vested over two years, 25% every six months, 75,000 of which are exercisable within 60 days of this filing.

(10) Mr. Nawacki's beneficial ownership consists of 75,000 options to purchase Common Stock at an exercise price of $0.73, granted September 15, 2016. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On January 18, 2017, 50,000 options to purchase Common Stock at an exercise price of $0.89 were granted to Mr. Nawacki. The options vested immediately and are exercisable at the time of this filing.

(11) Dr. Obeid's beneficial ownership consists of options to purchase Common Stock which he received while he was holding varies positions at IntelGenx Corp. prior to his appointment as VP Operations. On September 15, 2016, 50,000 options to purchase Common Stock at an exercise price of $0.73 were granted to Dr. Obeid and on December 27, 2016, 40,000 options to purchase Common Stock at an exercise price of $0.76 were granted to Dr. Obeid. All of these options vested over two years, 25% every six months, and are exercisable within 60 days of this filing. On June 11, 2018, 100,000 options to purchase Common Stock were granted to Dr. Obeid. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On March 27, 2019, 100,000 options to purchase Common Stock were granted to Dr. Obeid. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On November 23, 2020, 200,000 options to purchase Common Stock at an exercise price of $0.27 were granted to Dr. Obeid. The options vest over two years, 25% every six months, 75,000 of which are exercisable within 60 days of this filing.

(12) Mr. Kenny's beneficial ownership includes options to purchase Common Stock which he received while he was holding varies positions at IntelGenx Corp. prior to his appointment as VP, IP and Legal Affairs, General Counsel. On April 10, 2018, 25,000 options to purchase Common Stock at an exercise price of $0.66 were granted to Mr. Kenny. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On November 23, 2020, 75,000 options to purchase Common Stock at an exercise price of $0.27 were granted to Mr. Kenny. The options vest over two years, 25% every six months, 56,250 of which are exercisable within 60 days of this filing. On January 11, 2021, 150,000 options to purchase Common Stock at an exercise price of $0.27 were granted to Mr. Kenny. The options vest over two years, 25% every six months, 75,000 of which are exercisable within 60 days of this filing.

(13) Atai Life Science's beneficial ownership includes warrants to purchase 22,380,000 of Common Stock at an exercise price of $0.35, which were acquired in a private placement on May 14, 2021.

Equity Compensation Plan Information

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	653,846(1)	$0.58	946,154(3)
Equity Compensation Plans Not Approved by Security Holders	3,912,318(3)	$0.56	4,856,076(4)
Total	4,566,164	$0.56	5,802,230

Footnotes:

(1) Includes shares of our Common Stock issuable pursuant to options granted under the 2006 Stock Option Plan and RSUs awarded under our Performance and Restricted Share Unit Plan ("PRSU Plan").

(2) The weighted average exercise price excludes restricted share unit ("RSU") awards, which have no exercise price.

(3) On May 9, 2016, the Board adopted the 2016 Stock Option Plan which amended and restated the 2006 Stock Option Plan, which expired in August 2016. As a result of the adoption of the 2016 Stock Option Plan, no additional options will be granted under the 2006 Stock Option Plan and all previously granted options will be governed by the 2016 Stock Option Plan. Due to the nature of the changes made to the 2006 Stock Option Plan it was determined that no shareholder approvals were required by the TSX Venture Exchange. The 2016 Stock Option Plan was further amended by the Board on March 21, 2022 and is now the SOP and certain amendments to the SOP are subject to shareholder approval at the Meeting. The number represents only securities available under the PRSU Plan.

(4) Represents the maximum number of shares of our Common Stock available for grants under the 2016 Stock Option Plan as of December 31, 2021. No registration statement has been filed yet for the recent addition of 1,678,218 shares available.

2016 Stock Option Plan

The 2016 Stock Option Plan was adopted by the Board in order to make the terms of the Company's stock option plan more consistent with the requirements of the TSX Venture Exchange and to remove certain provisions which would have enabled the Company to grant incentive stock options in compliance with Section 422 of the Internal Revenue Code. The 2016 Stock Option Plan permits the granting of options to officers, employees, directors and eligible consultants of the Company. A total of 6,361,525 shares of Common Stock were reserved for issuance under this plan, which includes stock options granted under the previous 2006 Stock Option Plan. In August 2018, the Board approved the amendment of the 2016 Stock Option Plan to increase the total number of shares of Common Stock reserved under the plan to 9,347,747 and in July 2020, the number of shares reserved was increased to 11,025,965. Options may be granted under the 2016 Stock Option Plan on terms and at prices as determined by the Board except that the options cannot be granted at less than the market closing price of the Common Stock on the TSX Venture Exchange on the date prior to the grant. Each option will be exercisable after the period or periods specified in the option agreement, but no option may be exercised after the expiration of 10 years from the date of grant. The 2016 Stock Option Plan provides the Board with more flexibility when setting the vesting schedule for options which was otherwise fixed in the 2006 Stock Option Plan. The 2016 Stock Option Plan was further amended by the Board of March 21, 2022 and is now the SOP and is described in greater detail in Proposal 4 of this Proxy Statement.

PRSU Plan

The PRSU Plan was approved by Shareholders at the 2018 annual meeting on May 7, 2018. The primary purpose of this PRSU Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified executive officers of the Company and its Subsidiaries and to reward such executive officers for their contributions toward the long-term goals and success of the Company and to enable and encourage such executive officers to acquire shares of Common Stock as long-term investments and proprietary interests in the Company.

The PRSU Plan permits the Board to grant RSU awards to employees, consultants or directors of the Company and Performance Share Unit ("PSU") awards to employees and consultants of the Company. In each case, the award of RSUs or PSUs are subject to restrictions in connection with the termination of employment, engagement or term in office. The Board may, in its sole discretion, grant the majority of the awards to insiders of the Company. The number of shares of Common Stock reserved for issuance under this plan is equal to a number that: (a) does not exceed 1,000,000 shares if, and for so long as the Company was listed on the TSX Venture Exchange, or (b) 2.5% of the issued and outstanding Common Stock of the Company, since the Company is listed on the Toronto Stock Exchange. The Board has the authority to condition the grant of RSUs or PSUs upon the attainment of specified performance goals, or such other factors (which may vary between awards) as the Board determines in its sole discretion. The Board has the authority to determine at the time of grant, in its sole discretion, the duration of the vesting period and other vesting terms applicable to the grant of RSUs or PSUs. In the case of PSUs, such awards may be adjusted in accordance with the applicable PSU award agreement.

On a going forward basis, the Company intends to primarily compensate executive officers with RSUs and compensate non-executive employees with stock options.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee reviewed and discussed the information contained in the 2021 first, second, third and fourth quarter earnings announcements with management of the Company and independent registered public accounting firm prior to public release. They also reviewed and discussed the information contained in the 2021 first, second and third quarters' Forms 10-Q and full year Form 10-K with management of the Company and independent registered public accounting firm, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC, prior to filing with the SEC. In addition, the Audit Committee met regularly with management, and the independent registered public accounting firm on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.

In connection with the Company's fiscal 2021 audited consolidated financial statements, the Audit Committee has:

• reviewed and discussed with management the Company's audited consolidated financial statements as of and for the 2021 Fiscal Year;

• discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor's Communication with those Charged with Governance, and SEC rule 2-07; and

• received and reviewed the written disclosures and the letter from the Company's independent accountants required by applicable requirements of the PCAOB in Rule 3526, and has discussed with the independent accountant its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the 2021 Fiscal Year filed with the SEC.

Respectfully submitted, Bernd J. Melchers (Chairman) John Marinucci Mark Nawacki Members of the Audit Committee

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General

The Audit Committee of the Board has engaged Richter LLP to serve as the Company's independent registered public accountants for the fiscal year ending December 31, 2022. Richter, LLP was engaged as the Company's independent auditors on June 15, 2006, following the acquisition of IntelGenx Corp., our subsidiary.

Audit Fees

The following table sets forth, for each of the years indicated, the fees billed by our independent public accountants, Richter, LLP, for the fiscal years ended December 31, 2020 and 2021, and includes fees billed to our Canadian subsidiary, as well as fees for all necessary financial reviews in connection with our regulatory filings.

Audit and Non-Audit Fees

	2021	2020
Audit Fees (1)	$73,702	108,864
Audit-Related Fees (2)	$0	0
Tax Fees (3)	$11,281	21,898
All Other Fees	$0	0
Total	$84,983	130,762

Footnotes:

(1) Audit fees are fees for services provided in connection with the audits of the Company's annual financial statements and reviews of interim quarterly financial statements, as well as audit services provided in connection with other statutory and regulatory filings.

(2) Audit-related fees are aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not otherwise reported as Audit fees.

(3) Tax fees are aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

Our auditors will be available at the Meeting to respond to appropriate questions. If our auditors indicate a desire to make a statement at our Meeting, they would be permitted to do so.

Shareholder Vote Required

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL 2 TO RATIFY THE APPOINTMENT OF RICHTER LLP.

PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

General

Section 14A of the Exchange Act requires that the Company include in this Proxy Statement for the Meeting a non-binding, advisory shareholder vote to approve the compensation of the Company's Named Executive Officers as described in the above under "Directors and Executive Officer's" and "Executive Compensation" set forth in the Proxy Statement.

This proposal, commonly known as a "say-on-pay" proposal, is a non-binding vote, but gives shareholders the opportunity to express their views on the compensation of the Company's named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers. The next advisory vote shall occur next year.

Accordingly, the following resolution is submitted for shareholder vote at the Meeting:

RESOLVED, that the shareholders of IntelGenx Technologies Corp. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the Meeting held May 10, 2022, pursuant to Item 402 of Regulation S-K for smaller reporting companies is hereby approved.

As an advisory vote, this proposal is not binding on the Board. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Shareholder Vote Required

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL 3.

PROPOSAL 4

2022 AMENDMENT RESOLUTION

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, pass an ordinary resolution, approving the 2022 Amendment Resolution (as defined below).

A copy of the SOP, as proposed to be amended, is attached as Appendix "A" to this Proxy Statement and a blackline showing all changes made as compared to the 2016 Stock Option Plan is attached as Appendix "B".

Background

The Company originally adopted its 2006 Stock Option Plan on August 10, 2006. Under the 2006 Stock Option Plan, the Board may in its discretion grant, from time to time, stock options to employees, directors, officers and consultants of the Company and its subsidiaries and their respective affiliates. At a meeting of the Board of Directors held on May 10, 2016, the Board approved the adoption of an amended 2006 Stock Option Plan, restated as the 2016 Stock Option Plan. Most recently, at a meeting of the Board held on March 21, 2022, the Board approved a resolution amending and restating the 2016 Stock Option Plan in the form of the SOP to make certain amendments to align the plan with evolving industry practice and shareholder expectations, as well as amendments of a housekeeping nature, which amendments are subject to ratification by Shareholders.

Capitalized terms used in this "Proposal 4 - 2022 Amendment Resolution" section but not otherwise defined in this Proxy Statement shall have the meanings ascribed to such terms in the SOP.

In order to ensure that the SOP conforms with evolving industry practice and shareholder expectations, the following amendments were made to the 2016 Stock Option Plan and are incorporated into the SOP:

(i) Housekeeping changes were made to, among other things: (i) summarize the background of the SOP and (ii) refer to the Toronto Stock Exchange ("TSX") instead of the TSX Venture Exchange;

(ii) A definition of "Eligible Participant" was added;

(iii) The definition of "Consultant" was amended to clarify that, for an individual to be considered a Consultant, he or she needs to be in a relationship with the Company, a subsidiary or one of their respective affiliates for a period of a least 12 months on a continuous basis;

(iv) The definition of "Employee" was amended to streamline it and remove the reference to the TSX Venture Exchange;

(v) The definition of "Insider" was amended to refer to the definition ascribed to such term in the TSX Company Manual;

(vi) The definition of "Market Price" was removed;

(vii) A definition of "Security Based Compensation" was added;

(viii) The definition of "Investor Relations Activities" was removed as no longer used in the SOP;

(ix) Section 3(f) was removed, which provided that the Board shall obtain disinterested shareholder approval in the event of any reduction in the exercise price of any Option granted to an insider (as same is now address at Section 11(b));

(x) Section 5(a) was amended to change the aggregate number of Shares issuable under the SOP from 11,025,965 Shares to 10% of the Company's issued and outstanding Shares (on a non-diluted basis) from time to time;

(xi) Section 5(b) was amended to remove that Shares issued under the SOP and reacquired by the Company will be available again;

(xii) Section 6(e) was amended to remove specific vesting conditions for options issued to Consultants (as such term is defined in the SOP) engaged to provide Investor Relations Activities (as such term was defined in the 2016 Stock Option Plan);

(xiii) Section 6(o) was added to limit the aggregate number of Shares issued within any one-year period or issuable at any time to Insiders under the SOP or any other Security Based Compensation Arrangement of the Company to no more than 10% of the outstanding Shares of the Company;

(xiv) Section 6(e) was amended to remove the requirement that Options issued to consultants engaged to provide Investor Relations Activities must vest in stages over a period of not less than 12 months with no more than 1/4 of the options vesting in any three month period;

(xv) Section 6(g) was amended to remove reference to the rules of the TSX Venture Exchange or other applicable stock exchange;

(xvi) Section 6(m) was removed, which would have otherwise allowed the Company to modify or extend options without the Participant's consent if such modification or extension would not impair the Participant's rights or increase the Participant's obligations under the option, unless such modification was required to comply with the rules and policies of the exchange on which the Company is listed;

(xvii) Section 6(q) was removed, which limited a Participant from receiving grants in excess of 5% of the outstanding Shares of the Company in any 12-month period, calculated on the date an Option is granted to a Participant, without obtaining disinterested shareholder approval;

(xviii) Section 6(r) was removed, which limited the grant of Options to any one consultant in any 12-month period to no more than 2% of the outstanding Shares of the Company, calculated at the date an Option is granted to such consultant;

(xix) Section 6(s) was removed, which limited the grant of Options to an employee conducting Investor Relations Activities to no more than an aggregate of 2% of the outstanding Shares of the Company during any 12-month period, calculated at the date an Option is granted to any such employee; and

(xx) Section 11(b) was amended to expressly limit the actions that the Board may take to amend, suspend, or terminate the SOP or any Option at any time and for any reason without the consent of (i) the Participants, or (ii) the shareholders, as the case may be.

(collectively, the "2022 Amendments")

Summary of SOP (assuming the adoption of the 2022 Amendments)

The following is a summary of the principal terms of the SOP, which is qualified in its entirety by reference to the text of the SOP, a copy of which is attached as Appendix "A" to this Proxy Statement, and presumes the adoption of the 2022 Amendments to the 2016 Stock Option Plan discussed above.

Employees, directors and consultants of the Company and its subsidiaries and their respective affiliates are eligible to participate in the SOP (the "Eligible Participants" and, following the grant of an award (an "Award") pursuant to the SOP, the "Participants"). The Board or one or more committees authorized by the Board (the "Committee") will be responsible for administering the SOP. As of March 21, 2022, approximately 49 employees, 7 directors, and 1 consultant qualify as Eligible Participants, for a total of 57 Eligible Participants.

The SOP will permit the Committee to grant Awards for non-qualified stock options ("Options") to Eligible Participants.

Shares Issuable Pursuant to the SOP

The aggregate number of Shares issuable under the SOP shall not exceed 10% of the Company's issued and outstanding Shares (on a non-diluted basis) from time to time.

There are currently 4,537,318 Options outstanding under the 2016 Stock Option Plan, which represents, as of the date hereof, 2.93% of the issued and outstanding Shares of the Company. The number of Shares reserved for issuance under the 2016 Stock Option Plan was 11,025,965 (representing approximately 7.12% of the issued and outstanding Shares as of the date hereof), of which 4,831,076  remain available for grant.

The number of Shares issuable to insiders of the Company pursuant to the SOP together with all other share compensation arrangements shall not exceed 10% of the outstanding shares of Common Stock at any time. Within any one-year period, the number of Shares issued to insiders pursuant to the SOP and all other share compensation arrangements of the Company will not exceed an aggregate of 10% of the outstanding Shares.

The SOP does not provide for a maximum number of Shares which may be issued to an individual pursuant to the SOP and any other share compensation arrangement (expressed as a percentage or otherwise).

On March 21, 2022, the closing price of a share of Common Stock as quoted on the OTCQB was $0.31.

Ongoing Shareholder Approval of the SOP

The rules of the TSX require that, if a listed issuer has security based compensation plans that do not have a fixed maximum number of shares issuable thereunder, the directors and shareholders of the issuer approve and reaffirm the unallocated options, rights or entitlements under such plans every three years. Accordingly, if the 2022 Amendments are ratified and approved, the Company will be required to obtain Shareholder approval of all unallocated options under the SOP every three years.

Stock Option Agreement and Vesting Requirements

Each Option will be evidenced by a stock option agreement (an "Option Agreement") between the Participant and the Company. The Option will be subject to terms and conditions that are consistent with the SOP and that the Board deems appropriate for inclusion in an Option Agreement. The provisions of the Option Agreements entered into under the SOP need not be identical.

Each Option Agreement will specify when all or any installment of the Option shall vest and become exercisable in accordance with the terms of the Option as determined by the Board.

Types of Awards

Options.  The Committee may grant Options to any Eligible Participant at any time, in such number and on such terms as will be determined by the Committee in its discretion. The exercise price for any Option granted pursuant to the SOP will be determined by the Committee and specified in the Option Agreement, provided however, that the price will not be less than 100% of the fair market value (the "FMV") of the Shares on the day of grant (which cannot be less than the closing price of the Shares on the TSX on the trading day immediately prior to the grant date).

Options will expire at such time as the Committee determines at the time of grant and as is provided in an Option Agreement; provided, however that no Option will be exercisable later than the tenth anniversary date of its grant, except where the expiry date of any Options would occur in a blackout period, in which case the expiry date will be automatically extended to the tenth business day following the last day of a blackout period.

Assignability

Options are non-assignable and non-transferable, except pursuant to a legal conveyance resulting from the death of a Participant to that Participant's heirs or administrators.

Cessation of Awards

Death.  If a Participant dies while an employee, officer or director of, or consultant to, the Company or an Affiliate: (i) any Options held by the Participant that are exercisable at the date of death continue to be exercisable by the executor or administrator of the Participant's estate or by any person who has acquired the Options directly from the Participant by beneficiary designation, bequest or inheritance, or by other transfer, if permitted, but in any event only to the extent that the Options had become exercisable before the Participant's death or became exercisable as a result of death, until the earlier of twelve months after the date of death and the date on which the exercise period of the particular Option expires and any Options that are not exercisable at the date of death shall immediately expire.

Termination other than Death.  Upon termination of the Participant's employment or term of office or engagement with the Company for any reason other than death: (i) any of the Options held by the Participant that are exercisable on the termination date continue to be exercisable until the earlier of a date determined by the Board and set forth in the Option Agreement provided that such date shall be within one year after the Participant's service terminates and the date on which the exercise period of the Option expires, and any Options that have not vested at the termination date shall immediately expire. If the Participant dies after the termination of their service but before the expiration of the Participant's Options, all or part of the exercisable Options may be exercised at any time within 12 months after the death of the Participant, provided that no Options may be exercised after the date on which the exercise period of the Option expires. The Option may be exercised by the Participant, by the executors or administrators of the Participant's estate or by any person who has acquired the Options directly from the Participant by beneficiary designation, bequest or inheritance. The date of termination means the date the Participant is given notice of termination by the Company. If exercise of the Option would result in liability for the Participant under Section 16(b) of the Securities Exchange Act of 1934, then the three-month period automatically will be extended until the tenth day following the last date upon which the Participant has any liability under Section 16(b), provided that no Options may be exercised after the date on which the exercise period of the Option expires.

Corporate Reorganization and Change of Control

Corporate Reorganization. In the event that the Company is a party to a merger, consolidation or other reorganization (a "Corporate Reorganization"), the Board may provide that outstanding Options will be subject tot the agreement of merger, consolidation or other reorganization, which agreement, without the Participants' consent, may provide for the cancellation of each outstanding Option after payment to the Participant of an amount in cash or cash equivalents equal to (i) the FMV of the Shares subject to the Option at the time of the merger, consolidation or other reorganization minus (ii) the exercise price of the Shares subject to the Option.

Change of Control.  Unless the applicable Option Agreement provides otherwise, if the Company is subject to a Change of Control (as defined in the SOP) before the Participant's service terminates, all of a Participant's Options will become exercisable in full, subject to such terms and conditions as the Board, in its sole discretion, deems appropriate.

Amending the SOP

Except as set out below, and as otherwise provided by law or stock exchange rules, the SOP may be amended, altered modified, suspended or terminated by the Committee at any time, provided that such amendment shall:

(a) Not adversely alter or impair any Option previously granted except as permitted by the SOP;

(b) Be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of the TSX; and

(c) Be subject to shareholder approval, where required by law, the requirements of the TSX or the provisions of the SOP, provided that shareholder of Participants approval shall not be required for the following amendments and the Board may make any changes which may include but are not limited to:

(1) Any amendment to the vesting provisions, if applicable, or assignability provisions of Options;

(2) Any amendment to the expiration date of an Option that does not extend the terms of the Option past the original date of expiration for such Option;

(3) Any amendment regarding the effect of termination of a Participant's employment or engagement;

(4) Any amendment which accelerates the date on which any Option may be exercised under the SOP;

(5) Any amendment to the definition of "Eligible Participant";

(6) Any amendment necessary to comply with applicable law or the requirements of the TSX or any other regulatory body;

(7) Any amendment of a "housekeeping" nature, including, without limitation, to clarify the meaning of an existing provision of the SOP, correct or supplement any provision of the SOP that is inconsistent with any other provision of the SOP, correct any grammatical or typographical errors or amend the definitions in the SOP;

(8) Any amendment regarding the administration of the SOP;

(9) Any amendment to add or amend provisions permitting for the granting of cash-settled awards, a form of financial assistance or clawback; and

(10) Any other amendment that does not require the approval of the holders of Shares pursuant to the amendment provisions of the SOP.

The Board may, by resolution, but subject to applicable regulatory approvals, decide that any of the provisions concerning the effect of termination of the Participant's employment or engagement shall not apply for any reason acceptable to the Board.

Notwithstanding subsection (c) above, the Board shall be required to obtain shareholder approval to make the following amendments:

(a) Any reduction in the exercise price of an Option held by an insider;

(b) Any amendment which extends the expiry date of an Option held by an insider, except in the case of an extension due to a "blackout period";

(c) Any amendment removing or exceeding the insider participation limit;

(d) Any change to the maximum number of Shares issuable from treasury under the SOP, except in the event of an adjustment pursuant to the section titled "Corporate Reorganization and Change of Control - Corporate Reorganization" above; or

(e) Any amendment to the amendment provisions of the SOP,

provided that (i) Shares held directly or indirectly by insiders benefiting from the amendments in subsections (a), (b), and (c) above shall be excluded when obtaining such shareholder approval; and (ii) Shares held directly or indirectly by insiders where the amendment will disproportionately benefit such insiders over other Participants shall be excluded when obtaining such shareholder approval.

The Board may, subject to regulatory approval, discontinue the SOP at any time without the consent of Participants provided that such discontinuance shall not materially and adversely affect any Options previously granted to a Participant under the SOP.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the SOP. This discussion does not address all aspects of the United States federal income tax consequences of participating in the SOP that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the SOP. Each Participant is advised to consult their personal tax advisor concerning the application of the United States federal income tax laws to such Participant's particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards. A "U.S. participant" is a citizen or resident of the United States for United States federal income tax purposes.

This summary is limited to certain United States federal income tax consequences generally arising with respect to awards under the SOP in respect of U.S. participants and the Company. This summary does not discuss any United States federal income tax consequences with respect to Participants other than U.S. participants. Participants which are not U.S. participants should consult their own tax advisors regarding the U.S. federal, non-U.S. and other tax consequences generally arising with respect to awards under the Stock Option Plan in light of their own personal investment and tax circumstances.

(1) Grant of Stock Options

The grant of stock options is not expected to result in any taxable income for the recipient, and the Company will not be entitled to an income tax deduction in connection with a grant of stock options under the SOP.

(2) Exercise of Stock Options and Disposition of Shares

Upon exercising a non-qualified stock option, the optionee, which is a U.S. participant, must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price, and the Company generally may be entitled, at that time, to an income tax deduction for the same amount, subject to the limitations on deductibility for compensation paid to covered employees under Section 162(m). The optionee which is a U.S. participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

(3) Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act

Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to U.S. the Internal Revenue Code of 1986, as amended (the "Code"), shares received through the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of ordinary income recognized, and the amount of our income tax deduction will be determined as of the end of that period.

(4) Section 409A of the Code

Awards under the SOP are intended to satisfy the requirements of Section 409A of the Code, in order to avoid any adverse tax results thereunder, and the Committee will administer and interpret the SOP and all award agreements in a manner consistent with that intent. The tax consequences described above are based on the assumption that Awards either are exempt from, or comply with, Section 409A. The Company makes no guaranty that Awards will comply with Section 409A (to the extent it is applicable). If it is determined that Awards are subject to Code Section 409A and do not comply with Code Section 409A, different tax consequences and penalties may result. If any provisions of the SOP or any award agreement would result in adverse tax consequences under Section 409A of the Code, the Committee may amend that provision or take any other actions reasonably necessary to avoid any adverse tax consequences, and no action taken to comply with Section 409A of the Code will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the SOP or any beneficiary thereof.

(5) Ownership of Shares

(a) Taxation of Distributions

A U.S. participant that receives a distribution, including a constructive distribution, with respect to a share will be required to include the amount of such distribution in gross income as a dividend to the extent of the current or accumulated "earnings and profits" of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated "earnings and profits" of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. participant's tax basis in the shares and thereafter as gain from the sale or exchange of such shares (see the section titled "Sale or Other Taxable Disposition of Shares" below). Dividends received on shares by corporate U.S. participants generally will not be eligible for the "dividends received deduction," provided certain holding period and other conditions are satisfied. Subject to applicable limitations, dividends paid by the Company to non-corporate U.S. participants, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied. The dividend rules are complex, and each U.S. participant should consult its own tax advisor regarding the application of such rules.

(b) Sale or Other Taxable Disposition of Shares

A U.S. participant will recognize gain or loss on the sale or other taxable disposition of shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received, and (b) such U.S. participant's tax basis in such shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such shares are held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. participant that is an individual, estate or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. participant that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

(f) Additional Tax on Passive Income

U.S. participants whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on "net investment income" including, among other things, dividends and net gain from disposition of property (other than property held in certain trades or businesses). U.S. participants should consult their own tax advisors regarding the application, if any, of this tax on their ownership and disposition of shares.

(g) Backup Withholding and Information Reporting

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, shares will generally be subject to information reporting and backup withholding tax, at the rate of 24%, if a U.S. participant (a) fails to furnish such U.S. participant's correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. participant has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. participant has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. participant that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. participant's U.S. federal income tax liability, if any, or will be refunded, if such U.S. participant furnishes required information to the IRS in a timely manner.

Equity Compensation Plan Information

Under the 2016 Stock Option Plan, the total number of Shares reserved and available for grant and issuance pursuant to Options is limited to 11,025,965 Shares, representing approximately 7.13% of the 154,571,290 issued and outstanding Shares as of December 31, 2021. As of such date, an aggregate of 10,952,494 Options had been issued to eligible participants of the Company, representing 7.08% of the 154,571,290 issued and outstanding Shares as of December 31, 2021, of which 4,782,605 have been cancelled and returned to the pool and 1,657,571 have been exercised. As a result, 4,856,076 Options remain available for issuance under the 2016 Stock Option Plan, representing 3.14% of the 154,571,290 issued and outstanding Shares as of December 31, 2021, and 4,512,318 Options are outstanding, representing 2.92% of the 154,571,290 issued and outstanding Shares as of December 31, 2021.

The following table presents, for each of the Company's three most recently completed fiscal years, the annual burn rate of the Options, being the number of Options granted during the applicable fiscal year over the weighted average number of Shares outstanding for the applicable fiscal year.

Annual Burn Rate:

Fiscal year ended December 31, 2021	Fiscal year ended December 31, 2020	Fiscal year ended December 31, 2019
0.27%	1.28%	0.11%

New Plan Benefits Table

The amount, if any, of awards to be awarded to employees, non-employee directors and consultants is determined by the Committee and is not presently determinable. Therefore, a New Plan Benefits Table is not provided. Information regarding awards to the NEOs (as defined below) in 2021 pursuant to the 2016 Stock Option Plan is provided in the section titled ["Executive Compensation - Incentive Plan Awards,"] and information regarding awards to directors in 2021 pursuant to the 2016 Stock Option Plan is provided in the section titled ["Director Compensation."]

Shareholder Approval

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, approve, the following resolution (the "2022 Amendment Resolution"):

"BE IT RESOLVED, as an ordinary resolution of the shareholders of IntelGenx Technologies Corp. (the
"Company"), that:

1. the 2022 Amendments, including the amendments relating to the SOP providing for the issuance of 10% of the issued and outstanding shares of Common Stock from time to time, are hereby ratified and approved;

2. the Company has the ability to continue granting options under the SOP until May 10, 2025, which is the date that is three years from the date of the meeting of shareholders at which approval is being sought; and

3. any officer or director of the Company be and is hereby authorized and directed, for and on behalf of the Company, to execute and deliver all such documents and to do all such acts and things as they may determine to be necessary or desirable in order to carry out the foregoing provisions of this resolution, the execution of any such document or the doing of any such acts and things being conclusive evidence of such determination."

To be effective, the above resolution must be passed by the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and voting at the Meeting, excluding votes attached to 10,816,230 shares of Common Stock held directly or indirectly by insiders of the Company that are eligible to participate in the SOP and their associates. For purposes of the aforementioned approval, "present" shall refer to a Shareholder's virtual presence, or the Shareholder's proxy represented in accordance with all applicable voting instructions, at the live audio webcast through the Virtual Platform.

Shareholder Vote Required

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL 4.

GENERAL AND OTHER MATTERS

Management knows of no matters other than the matters described above that will be presented to the Meeting. However, if any other matters properly come before the Meeting, or any of its postponements or adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

SOLICITATION OF PROXIES

The Company is making the solicitation of proxies and will bear the costs associated therewith. Solicitations will be made by mail or electronically.

SHAREHOLDER PROPOSALS

Any shareholder proposals, including shareholder nominees for directors, to be considered for inclusion in our proxy materials for the 2023 annual meeting of shareholders must be received at our principal executive office at 6420 Abrams, Ville Saint Laurent, Quebec H4S 1Y2, Canada no later than November 24, 2022. In connection with any matter to be proposed by a shareholder at the Meeting, but not proposed for inclusion in our proxy materials, the proxy holders designated by us for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by us at our principal executive office by February 7, 2023.

For contested director elections held after August 31, 2022, both the Company and dissident Shareholders presenting their own nominees will distribute universal proxy cards that include all director nominees. To comply with the universal proxy rules, Shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide advance notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, to our principal office, 6420 Abrams, Ville St. Laurent, Quebec H4S 1Y2, Attn: Corporate Secretary, no later than March 13, 2023.

WHILE YOU HAVE THE MATTER IN MIND, PLEASE VOTE BY INTERNET OR COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

BY ORDER OF THE BOARD OF DIRECTORS, /s/ Horst Zerbe Dr. Horst G. Zerbe, Chairman

INTELGENX TECHNOLOGIES CORP.
Annual Meeting of Shareholders
May 10, 2022 11:00 AM
This proxy is solicited by the Board of Directors

The shareholder hereby appoints Dr. Horst G. Zerbe and Andre Godin, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of INTELGENX TECHNOLOGIES CORP. (the "Company") that the shareholder is entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held at 11:00 AM, EDT on May 10, 2022 and any adjournment or postponement thereof. The Meeting will be in a completely virtual format and will be conducted by way of a live audio webcast through a Virtual Platform. There will be no physical Meeting location. In order to attend the Meeting, you must register in advance at https://register.proxypush.com/IGXT prior to the deadline of May 6, 2022 at 5:00 p.m. Eastern Time.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH COMMON STOCK AND HEREBY RATIFIES AND CONFIRMS ALL THAT THE PROXIES, THEIR SUBSTITUTES OR ANY OF THEM MAY LAWFULLY DO BY VIRTUE HEREOF.

1. To elect directors to serve until the next Annual Meeting of Shareholders or, in case until their successors have been duly elected and qualified.

	FOR	**AGAINST**	**ABSTAIN**
01. Horst G. Zerbe, Ph.D.	☐	☐	☐
02. J. Bernard Boudreau	☐	☐	☐
03. Bernd J. Melchers	☐	☐	☐
04. Clemens Mayr	☐	☐	☐
05. Mark Nawacki	☐	☐	☐
06. Frank Stegert	☐	☐	☐
07. Srinivas Rao, Ph.D.	☐	☐	☐
08. Monika Trzcinska, Ph.D.	☐	☐	☐

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. Advisory vote on executive compensation.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4. To consider and, if deemed advisable, pass an ordinary resolution (in the form included in the accompanying Proxy Statement), ratifying and approving amendments to the Company's 2016 Stock Option Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Signature ____

Signature (Co-owner) __________________________________

Dated: ____________________, **2022**

☐ Please Mark Here for Address Change or Comments. Provide updated address or comments in the space provided below.

____

____

Please return your completed proxy whether or not you plan to attend the virtual Meeting. You may nevertheless vote in person if you do attend.

If you vote by Internet, you do NOT need to mail back your proxy card

YOUR VOTE IS IMPORTANT

Voting Instructions are on Reverse.

Voting Instructions

You may vote your proxy in the following ways:

Via Internet:

- Login to www.pstvote.com/intelgenx2022
- Enter your control number (12 digit number located below)

Via Mail:

Via Virtual Meeting:

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on May 9, 2022.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.